As Filed with the Securities and Exchange Commission on August 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CHARLES SCHWAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6211	94-3025021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3000 Schwab Way

Westlake, Texas 76262

(817) 859-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Crawford

Executive Vice President and Chief Financial Officer

3000 Schwab Way

Westlake, Texas 76262

(817) 859-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Teresa L. Johnson, Esq. Arnold & Porter Kaye Scholer LLP Three Embarcadero Center San Francisco, California 94111 (415) 471-3100	Roxane F. Reardon, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: Pursuant to Rule 162 under the Securities Act of 1933, as amended, the offering of securities will commence promptly following the filing of the Registration Statement. No tendered securities will be accepted for exchange until after this Registration Statement has been declared effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(3)
3.750% Senior Notes due 2024	$400,000,000	100%	$400,000,000	$43,640
3.625% Senior Notes due 2025	$500,000,000	100%	$500,000,000	$54,550
3.300% Senior Notes due 2027	$800,000,000	100%	$800,000,000	$87,280
2.750% Senior Notes due 2029	$500,000,000	100%	$500,000,000	$54,550
Total			$2,200,000,000	$240,020

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Represents the proposed maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.
(3)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2021

PROSPECTUS

The Charles Schwab Corporation

Offers to Exchange

All Outstanding Notes of TD Ameritrade Holding Corporation of the Series Specified Below and

Solicitation of Consents to Amend the Related Indentures

Early Participation Date: 5:00 p.m., New York City Time, September 7, 2021, unless extended

Expiration Date: 8:00 a.m., New York City Time, September 22, 2021, unless extended

We are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the four series of notes described in the below table (collectively, the “Old Notes”) issued by TD Ameritrade Holding Corporation (“TDA Holding”), for notes to be issued by The Charles Schwab Corporation (collectively, “CSC Notes”) as described in, and for the consideration summarized in, the table below. Effective October 6, 2020, we completed the acquisition of TDA Holding. Through this exchange offer, the holders of Old Notes issued by TDA Holding are being offered the opportunity to exchange those Old Notes for CSC Notes with the same interest rates and maturities, as more particularly described herein.

Title of Series of Old Notes	CUSIP/ISIN No.	Aggregate Principal Amount	Title of Series of CSC Notes to be Issued by CSC	Exchange Consideration (1)(2)		Early Participation Premium (1)(2)	Total Consideration (1)(2)(3)
				CSC Notes (Principal Amount)	Cash	CSC Notes (Principal Amount)	CSC Notes (Principal Amount)	Cash
3.750% Senior Notes due 2024	87236YAH1 / US87236YAH18	$400,000,000	3.750% Senior Notes due 2024	$970	$1.00	$30	$1,000	$1.00
3.625% Senior Notes due 2025	87236YAD0 / US87236YAD04	$500,000,000	3.625% Senior Notes due 2025	$970	$1.00	$30	$1,000	$1.00
3.300% Senior Notes due 2027	87236YAF5 / US87236YAF51	$800,000,000	3.300% Senior Notes due 2027	$970	$1.00	$30	$1,000	$1.00
2.750% Senior Notes due 2029	87236YAJ7 / US87236YAJ73	$500,000,000	2.750% Senior Notes due 2029	$970	$1.00	$30	$1,000	$1.00

(1)	Consideration per $1,000 principal amount of Old Notes validly tendered and accepted for exchange, subject to any rounding as described herein.
(2)	The term “CSC Notes” in this column refers, in each case, to the series of CSC Notes corresponding to the series of Old Notes of like tenor and coupon.
(3)	Includes the Early Participation Premium (as defined below) for Old Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.

The joint lead dealer managers for the exchange offers and the joint lead solicitation agents for the consent solicitations for the Old Notes are:

Credit Suisse	Citigroup

The date of this prospectus is                     , 2021.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on September 7, 2021, unless extended by us (such date and time, as it may be extended, the “Early Participation Date”) and not validly withdrawn, holders of such Old Notes will receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of CSC Notes and a cash amount of $1.00. The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of CSC Notes.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders of such Old Notes will receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of CSC Notes and a cash amount of $1.00.

No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures (as defined below).

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless we are otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to 5:00 p.m., New York City time, on September 7, 2021, unless extended by us (such date and time, as it may be extended, the “Consent Revocation Deadline”), but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consent and your consent will continue to be deemed delivered.

Each CSC Note issued in exchange for an Old Note will have an interest rate, interest payment dates and maturity that are the same as the interest rate, interest payment dates and maturity of the tendered Old Note, as well as substantively the same optional redemption provisions. No accrued but unpaid interest will be paid on the Old Notes (or portions thereof) that are exchanged in connection with the exchange offers. However, interest on the applicable CSC Note will accrue from and including the most recent interest payment date of the tendered Old Note. Subject to the minimum denominations as described herein, the principal amount of each CSC Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the remaining portion, if any, of the exchange price of such Old Note, plus accrued and unpaid interest with respect to such portion of the Old Notes not exchanged. The exchange offers will expire at 8:00 a.m., New York City time, on September 22, 2021, unless extended (the “Expiration Date”). You may withdraw tendered Old Notes at any time prior to the Expiration Date. As further described in this prospectus, if your valid withdrawal of your tendered Old Notes occurs after the Consent Revocation Deadline, you will not be able to revoke the related consent to the proposed amendments described below. As of the date of this prospectus, there was approximately $2.2 billion aggregate principal amount of outstanding Old Notes.

Concurrently with the exchange offers, we are also soliciting consents from each holder of the Old Notes, on behalf of TDA Holding, upon the terms and conditions set forth in this prospectus and the related letter of transmittal and consent, to certain proposed amendments (the “proposed amendments”) to each series of Old Notes governed by, as applicable:

•	The base Indenture, dated October 22, 2014 (“TDA Indenture”), between TDA Holding and U.S. Bank National Association (“Old Notes Trustee”), as relating only to the 3.750% Senior Notes due 2024

(“2024 Old Notes”), the 3.625% Senior Notes due 2025 (“2025 Old Notes”), the 3.300% Senior Notes due 2027 (“2027 Old Notes”) and the 2.750% Senior Notes due 2029 (“2029 Old Notes”).

•	First Supplemental Indenture, dated October 22, 2014 (“2025 Old Notes Indenture”), between TDA Holding and the Old Notes Trustee, relating to the 2025 Old Notes.

•	Third Supplemental Indenture, dated April 27, 2017 (“2027 Old Notes Indenture”), between TDA Holding and the Old Notes Trustee, relating to the 2027 Old Notes;

•	Fourth Supplemental Indenture, dated November 1, 2018 (“2024 Old Notes Indenture”), between TDA Holding and the Old Notes Trustee, relating to the 2024 Old Notes; and

•	Fifth Supplemental Indenture, dated August 16, 2019 (“2029 Old Notes Indenture”), between TDA Holding and the Old Notes Trustee, relating to the 2029 Old Notes.

The TDA Indenture, 2024 Old Notes Indenture, 2025 Old Notes Indenture, 2027 Old Notes Indenture and 2029 Old Notes Indenture are referred to collectively as the “Old Notes Indentures.”

You may not consent to the proposed amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Old Notes Indenture under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” You may revoke your consent to the proposed amendments at any time prior to the Consent Revocation Deadline by withdrawing the Old Notes you have tendered prior to the Consent Revocation Deadline but you will not be able to revoke your consent after the Consent Revocation Deadline, as further described in this prospectus.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver, of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”. We may, at our option, waive any such conditions at or by the Expiration Date, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

We plan to issue the CSC Notes promptly on or about the second business day following the Expiration Date (the “Settlement Date”). The Old Notes are not, and the CSC Notes will not be, listed on any securities exchange.

The CSC Notes will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. The CSC Notes will not be savings accounts, deposits or other obligations of any bank or savings association.

This investment involves risks. Prior to participating in any of the exchange offers and consenting to the proposed amendments, please see the section entitled “Risk Factors” beginning on page 19 of this prospectus for a discussion of the risks that you should consider. You also should read and carefully consider the risk factors contained in the documents that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of The Charles Schwab Corporation, TDA Holding, the exchange agent and information agent (each as defined herein), the Old Notes Trustee, the Trustee (as defined below), the joint lead dealer managers or the joint lead solicitation agents makes any recommendation as to whether holders of the Old Notes should exchange their notes in the exchange offers or deliver consents to the proposed amendments to the Old Notes Indentures.

Effective October 6, 2020, we completed our acquisition of TDA Holding and TDA Holding became our wholly-owned subsidiary. TDA Holding is no longer required to, and does not file periodic reports or information with the SEC. Consequently, the liquidity, market value and price volatility of the Old Notes issued by TDA Holding that remain outstanding after completion of the exchange offers may be materially and adversely affected.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent the related Canadian Certification Form. See “Notices to Certain Non-U.S. Holders—Canada.”

The communication of this prospectus and any other document or materials relating to the issue of the CSC Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and materials are not being distributed to, and must not be directed at, the general public in the United Kingdom. The communication of such documents and/or materials is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”)), or who fall within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, this prospectus and the CSC Notes offered hereby are only available to, and any investment or investment activity to which this prospectus and any other document or materials relating to the issue of the CSC Notes offered hereby relates, will be engaged in only with, Relevant Persons. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

This prospectus and any other document or materials relating to the issue of the CSC Notes offered hereby is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”).

PROHIBITION OF SALES TO EEA RETAIL INVESTORS— The CSC Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the CSC Notes and otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to a retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

MiFID II PRODUCT GOVERNANCE/TARGET MARKET— Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the CSC Notes has led to the conclusion that: (i) the target market for the CSC Notes is eligible counterparties and professional clients only, each as defined in MiFID II and (ii) all channels for distribution of the CSC Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the CSC Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the CSC Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us,” “our” and “CSC” mean The Charles Schwab Corporation. References in this prospectus to the “Company” mean CSC and its subsidiaries.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and our subsidiaries and the joint lead dealer managers and the joint lead solicitation agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our and our subsidiaries’ affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our and our subsidiaries’ business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the exchange offers and consent solicitations, you should read this prospectus together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “$” and “dollars” are to the currency of the United States.

To receive timely delivery of the documents prior to the Early Participation Date or prior to the Expiration Date, as applicable, you should make your request as soon as possible.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “appear,” “could,” “would,” “expand,” “aim,” “maintain,” “continue,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives, and expectations as of the date hereof, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of the Company’s senior management. These statements relate to, among other things:

•	the ratings for the CSC Notes;

•	trading markets for the CSC Notes;

•

maximizing the Company’s market valuation and stockholder returns over time; the Company’s belief that developing trusted relationships will translate into more client assets which drives revenue and, along with expense discipline and thoughtful capital management, generates earnings growth and builds stockholder value; and maintaining the Company’s market position;

•

expected benefits from the TDA Holding acquisition and other recently completed acquisitions; scope of technology work related to the TDA Holding integration; and expected timing for the TDA Holding integration and client conversion;

i

•	the migration of insured deposit account balances to the Company’s balance sheet;

•	the impact of legal proceedings and regulatory matters;

•	advancing strategic goals to drive scale, monetization and segmentation;

•	cost estimates and timing related to the TDA Holding integration, including acquisition and integration-related costs and capital expenditures, cost synergies, and exit and other related costs;

•	the adjustment of rates paid on client-related liabilities; net interest margin compression and net interest revenue; and money market fund fee waivers;

•	capital expenditures; and increased spending to improve service levels and support growth;

•	the phase-out of the use of the London Inter-bank Offered Rate (“LIBOR”);

•	capital management; sources of liquidity, capital, and level of dividends; and Tier 1 Leverage Ratio operating objective;

•	the expected impact of new accounting standards not yet adopted;

•	the likelihood of indemnification and guarantee payment obligations and clients failing to fulfill contractual obligations; and

•	the other risks and uncertainties described in this prospectus, including the documents incorporated by reference herein.

Achievement of the expressed beliefs, objectives, and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed beliefs, objectives, and expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents.

Important factors that may cause actual results to differ include, but are not limited to:

•	general market conditions, including equity valuations, trading activity, the level of interest rates — which can impact money market fund fee waivers, and credit spreads;

•	the Company’s ability to attract and retain clients, develop trusted relationships, and grow client assets;

•	client use of the Company’s advice solutions and other products and services;

•	the level of client assets, including cash balances;

•	competitive pressure on pricing, including deposit rates;

•	client sensitivity to interest rates;

•	regulatory guidance;

•	capital and liquidity needs and management;

•	the Company’s ability to manage expenses;

•	the Company’s ability to develop and launch new and enhanced products, services and capabilities, as well as enhance its infrastructure, in a timely and successful manner;

•	the Company’s ability to monetize client assets in a win-win manner;

•	the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact;

•	the Company’s ability to support client activity levels;

•	the risk that expected cost synergies and other benefits from the TDA Holding and other recent acquisitions may not be fully realized or may take longer to realize than expected;

•	the ability to successfully implement integration strategies and plans relating to TDA Holding;

•	the timing and scope of integration-related and other technology projects;

•	real estate and workforce decisions;

•	migrations of bank deposit account balances;

•	prepayment levels for mortgage-backed securities;

•	client cash allocations;

•	LIBOR trends;

•	adverse developments in litigation or regulatory matters and any related charges;

•	potential breaches of contractual terms for which the Company has indemnification and guarantee obligations; and

•	client activity, including daily average trades, margin balances, and balance sheet cash.

You should refer to the “Risk Factors” section of this prospectus and to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In particular, certain of these factors, as well as general risk factors affecting us and our subsidiaries, are discussed in greater detail in “Item 1A.—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC, which reports are incorporated by reference into this prospectus and accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available to download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our corporate website at www.aboutschwab.com. The website addresses of the SEC and us are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus.

The SEC allows us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus.

This prospectus incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended on March 31, 2021 and June 30, 2021; and

•	Current Reports on Form 8-K filed on March 12, 2021, March 18, 2021, March 30, 2021, May 13, 2021, May 18, 2021, May 28, 2021, June 2, 2021 and July 2, 2021.

In addition, we also incorporate by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the date of the termination of this offering.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Investor Relations

Telephone: (415) 667-7000

Email: investor.relations@schwab.com

SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the CSC Notes. You should read this entire prospectus, including the documents incorporated by reference, especially the risks relevant to investing in the CSC Notes discussed under “Risk Factors” contained herein and under “Item 1A.—Risk Factors” beginning on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

The Charles Schwab Corporation

CSC is a savings and loan holding company. CSC was incorporated in 1986 and engages, through its subsidiaries (collectively referred to as the “Company”), in wealth management, securities brokerage, banking, asset management, custody, and financial advisory services. At June 30, 2021, the Company had $7.57 trillion in client assets, 32.3 million active brokerage accounts, 2.1 million corporate retirement plan participants, and 1.6 million banking accounts.

Principal business subsidiaries of CSC include the following:

•	Charles Schwab & Co., Inc. (“CS&Co.”), incorporated in 1971, a securities broker-dealer;

•	TD Ameritrade, Inc., an introducing securities broker-dealer;

•	TD Ameritrade Clearing, Inc., a securities broker-dealer that provides trade execution and clearing services to TD Ameritrade, Inc.;

•	Charles Schwab Bank, SSB (“CSB”), our principal banking entity; and

•	Charles Schwab Investment Management, Inc. (“CSIM”), the investment advisor for the Company’s proprietary mutual funds and for the Company’s exchange-traded funds (“ETFs”).

The Company offers a broad range of products through intuitive end-to-end solutions, including robust digital capabilities, to address its clients’ varying investment and financial needs. Examples of these product offerings include the following:

•

Brokerage – an array of full-feature brokerage accounts with equity and fixed income trading, margin lending, options trading, futures and forex trading, and cash management capabilities including third-party certificates of deposit;

•

Mutual funds – third-party mutual funds through the Mutual Fund Marketplace®, including non-transaction fee mutual funds through the Mutual Fund OneSource® service, which also includes proprietary mutual funds, plus mutual fund trading and clearing services to broker-dealers;

•	Exchange-traded funds – an extensive offering of ETFs, including both proprietary and third-party ETFs;

•

Advice solutions – managed portfolios of both proprietary and third-party mutual funds and ETFs, separately managed accounts, customized personal advice for tailored portfolios, specialized planning, and full-time portfolio management;

•	Banking – checking and savings accounts, first lien residential real estate mortgage loans, home equity lines of credit and pledged asset lines; and

•	Trust – trust custody services, personal trust reporting services, and administrative trustee services.

These investing services are made available through two business segments – Investor Services and Advisor Services.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “SCHW.” Our principal executive office is located at 3000 Schwab Way, Westlake, Texas, 76262, and our telephone number is (817) 859-5000. Our corporate Internet website is www.aboutschwab.com. Our website address is included as an inactive textual reference only, and the information contained on our website is not incorporated by reference and does not form a part of this prospectus.

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:	Why is CSC making the exchange offers and consent solicitations?

A:

CSC is conducting the exchange offers to simplify its capital structure following the acquisition of TDA Holding and to give existing holders of the Old Notes the option to obtain securities issued by CSC, which will rank pari passu with CSC’s other unsecured and unsubordinated debt securities. CSC is conducting the consent solicitations to ease administration of CSC’s indebtedness.

Q:	What will I receive if I tender my Old Notes in the exchange offers and consent solicitations?

A:

Subject to the conditions described in this prospectus, each Old Note that is validly tendered prior to 8:00 a.m., New York City time, on the Expiration Date, and not validly withdrawn, will be eligible to receive a CSC Note of the applicable series (as designated in the table below), which will accrue interest at the same annual interest rate, have the same interest payment dates, same maturity date and substantively the same optional redemption provisions as the Old Note for which it was exchanged.

Title of Series of Old Notes Issued by TDA Holding to be Exchanged	Title of Series of CSC Notes to be Issued by CSC
3.750% Senior Notes due 2024	3.750% Senior Notes due 2024
3.625% Senior Notes due 2025	3.625% Senior Notes due 2025
3.300% Senior Notes due 2027	3.300% Senior Notes due 2027
2.750% Senior Notes due 2029	2.750% Senior Notes due 2029

Specifically, (a) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders of such Old Notes will receive the Total Consideration, which consists of $1,000 principal amount of CSC Notes (including the Early Participation Premium, which consists of $30 principal amount of CSC Notes) and a cash amount of $1.00, and (b) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders of such Old Notes will receive only the Exchange Consideration, which consists of $970 principal amount of CSC Notes and a cash amount of $1.00.

The CSC Notes will be issued under and governed by the terms of a base indenture (the “Indenture”), dated as of June 5, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and the Nineteenth Supplemental Indenture, to be dated as of the Settlement Date, between us and the Trustee, as described under “Description of the CSC Notes.”

The CSC Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the CSC Notes—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of CSC Notes below the applicable minimum denomination. If we would be required to issue a CSC Note in a denomination other than $2,000 or an integral multiple of $1,000 in excess thereof, we will, in lieu of such issuance, issue to such holder a CSC Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $2,000 and whole multiples of $1,000 thereafter; and pay a cash amount equal to:

•

the difference between (i) the principal amount of the CSC Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the CSC Note actually issued in accordance with this paragraph; plus

•

accrued and unpaid interest, if any, on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by The Depository Trust Company (“DTC”) to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will CSC be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The CSC Notes you receive in exchange for Old Notes will accrue interest from (and including) the most recent interest payment date on those Old Notes. Except as otherwise set forth above, no accrued but unpaid interest will be paid with respect to Old Notes tendered for exchange.

You may not consent to the proposed amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Old Notes Indenture under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” You may revoke your consent to the proposed amendments at any time prior to the Consent Revocation Deadline by withdrawing the Old Notes you have tendered prior to the Consent Revocation Deadline but you will not be able to revoke your consent after the Consent Revocation Deadline, as further described in this prospectus.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent the related Canadian Certification Form. See “Notices to Certain Non-U.S. Holders—Canada.”

Any holder of the Old Notes located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation.

Q:	What are the proposed amendments to the Old Notes Indentures?

A:

The proposed amendments will, among other things, eliminate substantially all of the restrictive covenants in the Old Notes Indentures with respect to the Old Notes, provided that the amendments to the TDA Indenture will take effect when TDA Holding’s Senior Floating Rate Notes due 2021 (“Excluded 2021 Notes”) and TDA Holding’s 2.950% Senior Notes due 2022 (“Excluded 2022 Notes” and together with the Excluded 2021 Notes, the “Excluded Notes”) are no longer outstanding. The Excluded Notes are not included in the exchange offers and consent solicitations.

If the Requisite Consent Condition (as defined in “The Exchange Offers And Consent Solicitations— Conditions to the Exchange Offers and Consent Solicitations”) has been satisfied on or prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, each of the sections or provisions listed below under the Old Notes Indentures (except for the TDA Indenture, for which such modifications or deletions will only be effective when the Excluded Notes are no longer outstanding) will be deleted in its entirety unless otherwise indicated:

Modifications and Deletions to the TDA Indenture

With such modifications and deletions becoming effective when the Excluded Notes are no longer outstanding:

•	Section 4.07 (“Reports by Company”) (modified to make clear that TDA Holding is only required to comply with the reporting requirements under the Trust Indenture Act);

•	Section 4.09 (“Legal Existence”);

•

Section 5.01 (“Consolidations, Merger or Sale of Assets by the Company”) (modified to remove the restriction on selling or conveying all or substantially all of TDA Holding’s assets, and to remove the absence of default condition); and

•	Section 5.02 (“Rights and Duties of Successor Corporation”) (modified to conform to changes made to Section 5.01).

Modification to the 2024 Old Notes Indenture:

•	Section 4.01 (“Limitation on Liens”) (modified to delete the limitation on liens imposed on TDA Holding with respect to the 2024 Old Notes only).

Deletion to the 2025 Old Notes Indenture:

•	Section 4.01 (“Limitation on Liens”).

Deletion to the 2027 Old Notes Indenture:

•	Section 4.01 (“Limitation on Liens”).

Deletion to the 2029 Old Notes Indenture:

•	Section 4.01 (“Limitation on Liens”).

Conforming changes, etc.: The proposed amendments would also amend the Old Notes Indentures, the Old Notes and any exhibits thereto, to make certain conforming or other changes to the Old Notes Indentures, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The Requisite Consents (as defined in “Proposed Amendments”) for a given series of Old Notes must be received in order for the applicable terms of such Old Notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

The deletion or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit TDA Holding and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Old Notes. See “Description of the Differences between the CSC Notes and the Old Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments” and “Description of the CSC Notes.”

Q:	What are the consequences of not participating in the exchange offers and consent solicitations prior to the Early Participation Date?

A:

Holders that fail to validly tender their Old Notes prior to the Early Participation Date but who do so prior to the Expiration Date and do not validly withdraw their Old Notes before the Expiration Date will receive the

Exchange Consideration, which consists of $970 principal amount of CSC Notes and a cash amount of $1.00, in each case per $1,000 of Old Notes tendered, but not the Early Participation Premium, which would consist of an additional $30 principal amount of CSC Notes per $1,000 of Old Notes tendered. If you validly tender Old Notes prior to the Early Participation Date, you may validly withdraw your tender any time before the Expiration Date, but you will not be eligible to receive the Early Participation Premium unless you validly re-tender before the Early Participation Date.

Upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents, it is anticipated that TDA Holding and the Old Notes Trustee, will execute an Eighth Supplemental Indenture with respect to each affected series of Old Notes that will, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer, effectuate the proposed amendments to the applicable Old Notes Indenture with effect from the Settlement Date (except for the TDA Indenture amendments which will become effective when the Excluded Notes are no longer outstanding).

Q:	What are the consequences of not participating in the exchange offers and consent solicitations at all?

A:

If you do not exchange your Old Notes for CSC Notes in the exchange offers, you will not receive the benefit of having the TDA Holding parent entity, CSC, as the obligor of your notes. In addition, if the Requisite Consents applicable to a series of Old Notes are obtained (and the proposed amendments to such series of Old Notes become effective), such amendments will apply to all Old Notes of such series that are not exchanged in the applicable exchange offer, even though the remaining holders of such Old Notes did not consent to the proposed amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the proposed amendments, provided that the TDA Indenture amendments will become effective when the Excluded Notes are no longer outstanding. If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Old Notes Indentures or those applicable to the CSC Notes.

Additionally, the trading market for any remaining Old Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining Old Notes more volatile.

As a consequence of any or all of the foregoing, the liquidity, market value and price of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protection to the remaining holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the CSC Notes.”

Q:	How do the Old Notes differ from the CSC Notes to be issued in the exchange offers?

A:

The Old Notes are the obligations solely of TDA Holding, and are governed by the applicable Old Notes Indenture. The CSC Notes will be the obligations solely of CSC and will be governed by our Indenture. See “Description of the Differences between the CSC Notes and the Old Notes.”

Q:	What is the ranking of the CSC Notes?

A:

The CSC Notes will be unsecured and unsubordinated obligations of CSC and will rank equally with all other unsecured and unsubordinated indebtedness of CSC issued from time to time. As of June 30, 2021, CSC had approximately $14.9 billion of aggregate par value long-term debt and $1.5 billion of short-term debt that would have been pari passu with the CSC Notes and no secured indebtedness.

The CSC Notes offered will be structurally subordinated to all existing and future obligations of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

Q:	What consents are required to effect the proposed amendments to the Old Notes Indentures and consummate the exchange offers?

A:

In order for the proposed amendments to an Old Notes Indenture to become effective with respect to a series of Old Notes, the Requisite Consents with respect to such series of Old Notes must be received prior to the Expiration Date. The Requisite Consents are set forth in the table beginning on page 48 of this prospectus.

If the Requisite Consent Condition is not satisfied but is waived, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received.

Q:	May I tender Old Notes in the exchange offers without delivering a consent in the consent solicitations?

A:

No. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the Old Notes Indentures with respect to that specific series, as further described under “The Proposed Amendments.” You may not tender your Old Notes for exchange without consenting to the applicable proposed amendments.

Q:	May I deliver a consent in the consent solicitations without tendering my Old Notes in the exchange offers?

A:	No. You may not consent to the proposed amendments to the applicable Old Notes Indenture and the Old Notes without tendering your Old Notes in the applicable exchange offer.

Q:	Can I revoke my consent to the proposed amendments to the Old Notes Indentures without withdrawing my Old Notes?

A:

No. You may revoke your consent to the proposed amendments only by withdrawing the related Old Notes you have tendered. If the valid withdrawal of your tendered Old Notes occurs prior to the Consent Revocation Deadline, your consent to the proposed amendments will also be revoked. If the valid withdrawal of your tendered Old Notes occurs after the Consent Revocation Deadline, then, as described in this prospectus, you will not be able to revoke the related consent to the proposed amendments.

Q:	What are the conditions to the exchange offers and consent solicitations?

A:

The consummation of each exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction of the Requisite Consent Condition and the registration statement on Form S-4 of which this prospectus forms a part having been declared effective. We may, at our option waive any such conditions at or by the Expiration Date, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Q:	Will CSC accept all tenders of Old Notes?

A:

Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers, we will accept for exchange any and all Old Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date; provided that we will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of CSC Notes below the applicable minimum denomination of such CSC Notes. The Old Notes may be tendered (and corresponding consents given) only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Q:	What will CSC do with the Old Notes accepted for exchange in the exchange offers?

A:	We intend to retire and cancel such tendered and accepted Old Notes.

Q:	When will CSC issue the CSC Notes and pay the cash consideration?

A:

Assuming the conditions to the exchange offers are satisfied (including that the registration statement of which this prospectus forms a part has been declared effective by the SEC) or, where permitted, waived, CSC will issue the CSC Notes as global notes in book-entry form and pay the cash consideration on the Settlement Date, which is expected to be promptly on or about the second business day following the Expiration Date.

Q:	When will the proposed amendments to the Old Notes Indentures become effective?

A:

We expect that an Eighth Supplemental Indenture for the proposed amendments to the Old Notes Indentures will be duly executed and delivered by TDA Holding and the Old Notes Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents. The proposed amendments contained therein will become effective from the Settlement Date, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer, except that the TDA Indenture amendments will become effective when the Excluded Notes are no longer outstanding.

Q:	When will the exchange offers expire?

A:

Each exchange offer will expire at 8:00 a.m., New York City time, on September 22, 2021, unless we extend the applicable exchange offer, in which case the Expiration Date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offers and Consent Solicitations—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw after I tender my Old Notes and deliver my consent?

A:

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures.

Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CSC is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Old Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:

How do I exchange my Old Notes if I am a beneficial owner of Old Notes held in certificated form by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my Old Notes for me?

A:

Currently, all of the Old Notes are global notes in book-entry form and can only be tendered by following the procedures described under “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes—Old Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers and consent solicitations a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender Old Notes on your behalf on or prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offers and consent solicitations.

Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

If any Old Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the exchange offers and consent solicitations, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes—Old Notes Held Through a Nominee by a Beneficial Owner.”

Q:	Will I have to pay any fees or commissions if I tender my Old Notes for exchange in the exchange offers?

A:

You will not be required to pay any fees or commissions to CSC, the joint lead dealer managers, the joint lead solicitation agents, the exchange agent or the information agent in connection with the exchange offers. If your Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Old Notes on your behalf, your broker, dealer, commercial bank, trust company or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Will the CSC Notes be listed on an exchange?

A:	The CSC Notes will not be listed on any securities exchange. We cannot assure you of the development or liquidity of any market for the CSC Notes.

Q:	Is any recommendation being made with respect to the exchange offers and consent solicitations?

A:

None of CSC, TDA Holding, the joint lead dealer managers, the joint lead solicitation agents, the exchange agent, the information agent, the Old Notes Trustee or the Trustee is making any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of the Old Notes should tender or refrain from tendering all or any portion of that holder’s Old Notes (and in so doing, consent to the proposed amendments to the Old Notes Indentures), and no one has been authorized by any of us or them to make such a recommendation.

Q:	To whom should I direct any questions?

A:	Questions concerning the terms of the exchange offers or the consent solicitations for the Old Notes should be directed to the following joint lead dealer managers and joint lead solicitation agents:

Credit Suisse 11 Madison Avenue New York, New York, 10010 Toll Free: (888) 820-1653 Collect: (212) 538-2147 Attention: Liability Management Group	Citigroup 388 Greenwich Street, Trading 4th Floor New York, New York 10013 Toll Free: (800) 558-3745 Collect: (212) 723-6106 Attention: Liability Management Group

Questions concerning tender procedures for the Old Notes and requests for additional copies of this prospectus and the letter of transmittal should be directed to the following information agent:

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Attention: Corporate Actions

Bank and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll-Free: (866) 470-3900

contact@gbsc-usa.com

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

No Appraisal or Dissenters’ Rights

Holders of the Old Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the Old Notes Indentures and the Old Notes, or under the terms of the Old Notes Indentures in connection with the exchange offers and consent solicitations. See “The Exchange Offers and Consent Solicitation—Absence of Dissenters’ Rights.”

The Exchange Offers and Consent Solicitations

Offeror	The Charles Schwab Corporation

The Exchange Offers	Upon the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal and consent, CSC is offering to exchange any and all outstanding Old Notes of each series listed on the front cover of this prospectus for (i) newly issued CSC Notes of a series with the same interest rates, interest payment dates, maturity dates and substantively the same optional redemption provisions as the corresponding series of Old Notes and (ii) cash. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

Exchange Offers Independent of One Another	Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

The Consent Solicitations	CSC is soliciting consents to the proposed amendments of the Old Notes Indentures from holders of the Old Notes, on behalf of TDA Holding and upon the terms and conditions set forth in this prospectus and the related letter of transmittal and consent. You may not tender your Old Notes for exchange without delivering a consent to the proposed amendments of the Old Notes Indenture under which the respective series of Old Notes was issued and you may not deliver consents in the consent solicitations with respect to your Old Notes without tendering such Old Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

The Proposed Amendments	The proposed amendments, if effected, will, among other things, cause the Old Notes and the Old Notes Indentures to have fewer restrictive terms and afford reduced protections to the remaining holders of those Old Notes compared to those currently in the Old Notes Indentures or those applicable to the CSC Notes.

Requisite Consents	Each exchange offer is conditioned upon the receipt of the Requisite Consents applicable to the related series of Old Notes, as well as the satisfaction or the waiver of the Requisite Consent Condition. The Requisite Consents are set forth in the table beginning on page 48 of this prospectus.

See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

Procedures for Participation in the Exchange Offers and Consent Solicitations	If you wish to participate in any exchange offer and consent solicitation, you must cause the book-entry transfer of your Old Notes to the exchange agent’s account at DTC and the exchange agent must receive a confirmation of book-entry transfer as follows:

•	a completed letter of transmittal and consent; or

•	an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to be bound by the letter of transmittal and consent.

See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes.”

Additionally, in order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent the related Canadian Certification Form. See “Notices to Certain Non-U.S. Holders—Canada.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your Old Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and consent solicitations.

Total Consideration; Early Participation Premium prior to the Early Participation Date	In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to the Early Participation Date and not validly withdrawn (and subject to the applicable minimum denominations), holders of such Old Notes will receive the Total Consideration, which consists of $1,000 principal amount of CSC Notes and a cash amount of $1.00. In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders of such Old Notes will receive only the Exchange Consideration, which equals the Total Consideration less the Early Participation Premium of $30 principal amount of CSC Notes and so consists of $970 principal amount of CSC Notes and a cash amount of $1.00.

Any holder of the Old Notes located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation.

Early Participation Date and Consent Revocation Deadline	5:00 p.m., New York City time, on September 7, 2021, or a later date and time to which we extend it with respect to one or more series of Old Notes.

Expiration Date	Each of the exchange offers and consent solicitations will expire at 8:00 a.m., New York City time, on September 22, 2021, or a later date and time to which CSC extends such expiration with respect to one or more series of Old Notes.

Settlement Date	The Settlement Date is expected to be the second business day following the Expiration Date.

Withdrawal and Revocation	Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and such consents will continue to be deemed delivered.

Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CSC is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Old Notes tendered pursuant to that exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions	The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” at or by the Expiration Date, including, among other things, (i) the satisfaction of the Requisite Consent Condition and (ii) the registration statement of which this prospectus forms a part having been declared effective by the SEC. We may, at our option, waive any such conditions at or by the Expiration Date, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Acceptance of Old Notes and Consents and Delivery of CSC Notes	You may not consent to the proposed amendments to the applicable Old Notes Indenture without tendering your Old Notes in the applicable exchange offer, and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments.

Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers and consent solicitations, CSC will accept for exchange any and all Old Notes that are validly tendered prior to the Expiration Date and not validly withdrawn; provided that we will only accept tenders of Old Notes (and corresponding consents thereto) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; likewise, because the act of validly tendering Old Notes will also constitute the valid delivery of consents to the proposed amendments to the Old Notes Indenture with respect to the series of Old Notes so tendered, on behalf of TDA Holding, CSC will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. The CSC Notes issued pursuant to the exchange offers will be issued and delivered, and the cash amounts payable will be delivered, through the facilities of DTC promptly on the Settlement Date. We will return to you any Old Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitations—Acceptance of Old Notes for Exchange; CSC Notes; Effectiveness of Proposed Amendments.”

U.S. Federal Income Tax Considerations	Holders should consider the U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you. See “Material U.S. Federal Income Tax Considerations.”

Consequences of Not Exchanging Old Notes for CSC Notes	If you do not exchange your Old Notes for CSC Notes in the exchange offers, you will not receive the benefit of having CSC as the obligor of your notes. In addition, if the proposed amendments to the Old Notes Indentures become effective, the amendments will apply to all Old Notes that are not acquired in the exchange offers, even though the holders of those Old Notes did not consent to the proposed amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the proposed amendments. If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Old Notes Indentures or those applicable to the CSC Notes.

The trading market for any remaining Old Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Old Notes that are not tendered and accepted more volatile.

As a consequence of any or all of the foregoing, the liquidity, market value and price volatility of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offers. We intend to retire and cancel such tendered and accepted Old Notes.

Exchange Agent, Information Agent, Joint Lead Dealer Managers and Joint Lead Solicitation Agents	Global Bondholder Services Corporation (“GBSC”) is serving as the exchange agent and information agent for the exchange offers and consent solicitations for the Old Notes (the “exchange agent” and the “information agent”).

Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., are serving as the joint lead dealer managers for the exchange offers for Old Notes and the joint lead solicitation agents with regards to the consent solicitations.

The address and telephone numbers of the joint lead dealer managers, the joint lead solicitation agents, the information agent and the exchange agent are set forth on the back cover of this prospectus.

We have other business relationships with the joint lead dealer managers and the joint lead solicitation agents, as described in “The Exchange Offers and Consent Solicitations—Joint Lead Dealer Managers and Joint Lead Solicitation Agents.”

No Recommendation	None of CSC, TDA Holding, the joint lead dealer managers, the joint lead solicitation agents, the information agent, the exchange agent, the Old Notes Trustee or the Trustee is making any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of the Old Notes should tender or refrain from tendering all or any portion of that holder’s Old Notes (and in so doing, consent to the adoption of the proposed amendments to the Old Notes Indentures), and no one has been authorized by any of us or them to make such a recommendation.

Risk Factors	For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 19 of this prospectus.

Further Information	Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the joint lead dealer managers and the joint lead solicitation agents at the addresses and telephone numbers set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus and the letter of transmittal and consent should be directed to the information agent at the address and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information.”

The CSC Notes

The following summary contains basic information about the CSC Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the CSC Notes, see “Description of the CSC Notes.”

Issuer	The Charles Schwab Corporation.

Securities Offered	We are offering up to $2.2 billion aggregate principal amount at maturity of CSC Notes of the following series:

Title of CSC Notes
	1.	$400,000,000 aggregate principal amount of 3.750% Senior Notes due 2024
	2.	$500,000,000 aggregate principal amount of 3.625% Senior Notes due 2025
	3.	$800,000,000 aggregate principal amount of 3.300% Senior Notes due 2027
	4.	$500,000,000 aggregate principal amount of 2.750% Senior Notes due 2029

Interest Rates; Interest Payment Dates; Maturity Dates	Each series of CSC Notes will have the same interest rates, interest payment dates and maturity dates and substantively the same optional redemption provisions as the corresponding series of Old Notes for which they are being offered in exchange.

Interest Rates and Maturity Dates	Interest Payment Dates
3.750% Senior Notes due April 1, 2024	April 1 and October 1
3.625% Senior Notes due April 1, 2025	April 1 and October 1
3.300% Senior Notes due April 1, 2027	April 1 and October 1
2.750% Senior Notes due October 1, 2029	April 1 and October 1

Optional Redemption

We may redeem any series of the CSC Notes before their stated maturity in whole, or in part, from time to time, at a redemption price that includes accrued and unpaid interest and a make-whole premium (as applicable).

Each series of CSC Notes will require notice of redemption and provide for a notice period of no less than 10 days and no more than 60 days.

For a more complete description of the redemption provisions for the CSC Notes, see “Description of the CSC Notes—Optional Redemption.”

Denominations	The CSC Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Listing	The CSC Notes will not be listed on any securities exchange. We cannot assure you of the development or liquidity of any market for the CSC Notes.

Form and Settlement	The CSC Notes will be issued only in registered global notes, book-entry form, which will be deposited with, or on behalf of, DTC and registered in its nominee name Cede & Co.

Further Issues	We may from time to time, without notice to, or the consent of, the holders of any series of the CSC Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the CSC Notes of the applicable series. Any further CSC Notes shall be issued pursuant to a supplemental indenture.

Governing Law	The CSC Notes will be governed by the laws of California.

Trustee	The Trustee for the CSC Notes will be The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

You should carefully consider all the information set forth in this prospectus and incorporated by reference herein before deciding to participate in the exchange offers and consent solicitations. Your investment in the CSC Notes involves risks. Before investing in the CSC Notes, you should carefully consider, among other matters, the risk factors below and information set forth under the heading “Item 1A.—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such discussion may be amended or updated in other reports filed by us with the SEC, and which are incorporated by reference into this prospectus.

Risks Relating to the CSC Notes

The CSC Notes will not be insured by the Federal Deposit Insurance Corporation or guaranteed by any of our subsidiaries. The CSC Notes will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the CSC Notes would have any claims to those assets.

The CSC Notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. The CSC Notes will be our obligations only and will not be guaranteed by any of our subsidiaries. The CSC Notes will be structurally subordinated to all debt and other liabilities of our subsidiaries (including liabilities to trade creditors), which means that creditors of our subsidiaries will be paid from their assets before holders of the CSC Notes would have any claims to those assets.

The price at which you will be able to sell your CSC Notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally exchanged it for.

We believe that the value of the CSC Notes in any secondary markets will be affected by the supply and demand of the CSC Notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the CSC Notes of a change in a specific factor, assuming all other conditions remain constant.

United States Interest Rates. We expect that the market value of the CSC Notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the CSC Notes may decrease.

Our Credit Ratings, Financial Condition and Results. Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the CSC Notes.

We want you to understand that the impact of one of the factors above, such as an increase in United States interest rates, may offset some or all of any change in the market value of the CSC Notes attributable to another factor, such as an improvement in our credit ratings.

You may not be able to sell your CSC Notes if active trading markets for the CSC Notes do not develop.

The CSC Notes constitute new issues of securities, for which there are no existing trading markets. In addition, we do not intend to apply to list the CSC Notes on any securities exchange. We cannot provide you with any assurance regarding whether trading markets for the CSC Notes will develop, the ability of holders of the CSC Notes to sell their CSC Notes or the price at which holders may be able to sell their CSC Notes. If no active trading markets develop, you may be unable to resell the CSC Notes at any price or at their fair market value or at all.

In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your CSC Notes. These factors include:

•	the method of calculating the principal and interest in respect of your CSC Notes;

•	the time remaining to the maturity of your CSC Notes;

•	the outstanding amount of CSC Notes relative to your CSC Notes; and

•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your CSC Notes. This may affect the price you receive for your CSC Notes or your ability to sell your CSC Notes at all. You should not purchase any CSC Notes unless you understand and are able to bear the risk that the CSC Notes may not be readily saleable, that the value of the CSC Notes will fluctuate over time and that these fluctuations may be significant.

In addition, if your investment activities are subject to laws and regulations governing investments, you may not be able to invest in certain types of CSC Notes or your investment in them may be limited. You should review and consider any applicable restrictions before investing in the CSC Notes.

Our credit ratings may not reflect all risks of an investment in the CSC Notes.

The credit ratings assigned to the CSC Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market, if any, for, or trading value of, your CSC Notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your CSC Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the CSC Notes and the suitability of investing in the CSC Notes in light of your particular circumstances.

There are limited covenants in the Indenture.

Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the Indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the CSC Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the senior debt indenture from granting security interests over our assets, except to the extent described under “Description of the CSC Notes—Limitation on Liens” in this prospectus, or from paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the senior debt indenture. You are not protected under the senior debt indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the CSC Notes—Merger, Consolidation, Sale, Lease or Conveyance”.

Redemption may adversely affect your return on the CSC Notes.

We have the right to redeem some or all of the CSC Notes prior to maturity, as described under “Description of the CSC Notes—Optional Redemption”. We may redeem the CSC Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the CSC Notes.

Risks Relating to the Exchange Offers and Consent Solicitations

Our board of directors has not made a recommendation as to whether you should tender your Old Notes in exchange for CSC Notes in the exchange offers, and we have not obtained a third-party determination that the exchange offers are fair to holders of our Old Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of the Old Notes should tender their Old Notes in exchange for CSC Notes pursuant to the exchange offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of these exchange offers, or preparing a report or making any recommendation concerning the fairness of these exchange offers. Therefore, if you tender your Old Notes, you may not receive more than or as much value as if you chose to keep them. Holders of the Old Notes must make their own independent decisions regarding their participation in the exchange offers.

Upon consummation of the exchange offers, holders who exchange Old Notes will lose their rights under such Old Notes.

If you tender Old Notes and your Old Notes are accepted for exchange pursuant to the exchange offers, you will lose all of your rights as a holder of the exchanged Old Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged Old Notes. In addition, the Old Notes are issued by a subsidiary of ours and, as such, any Old Notes that remain outstanding following consummation of the exchange offers will be structurally senior to the CSC Notes.

If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the remaining holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the CSC Notes.

The proposed amendments to the Old Notes Indentures would, among other things:

•

modify the covenants of the Old Notes Indentures to make clear that TDA Holding is only required to comply with the reporting requirements under the provisions of Section 314(a) of the Trust Indenture Act;

•	remove the requirements of the Old Notes Indentures to observe certain formalities in connection with a merger and restrictions on selling or conveying all or substantially all property;

•	remove covenants requiring TDA Holding to maintain a corporate existence and licenses and franchises;

•	remove covenants providing for certain limitation on liens; and

•	make other conforming changes to internally conform each Old Notes Indenture to the other changes proposed herein.

If the proposed amendments to the Old Notes Indentures become effective, each non-exchanging holder of the Old Notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit us to take certain previously prohibited actions that could increase the credit risk with respect to TDA Holding and its subsidiaries, and might adversely affect the liquidity, market price and price volatility of the Old Notes or otherwise be adverse to the interests of the holders of the Old Notes. See “The Proposed Amendments.”

The liquidity of any trading market that currently exists for the Old Notes may be adversely affected by the exchange offers, and holders of the Old Notes who do not participate in the exchange offers may find it more difficult to sell their Old Notes after the exchange offers are completed.

To the extent that Old Notes are tendered and accepted for exchange pursuant to the exchange offers, the trading markets for the remaining Old Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or “float” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Old Notes may be adversely affected. The reduced float may also make the trading prices of the remaining Old Notes more volatile. In addition, if the proposed amendments to the Old Notes Indentures become effective, it could have a further negative effect on the trading markets or market price of the unexchanged Old Notes.

Certain credit ratings for the Old Notes may be withdrawn.

Certain credit ratings on the unexchanged Old Notes may be withdrawn as a result of the exchange offers, which could materially adversely affect the market price for each series of unexchanged Old Notes.

The exchange offers and consent solicitations may be cancelled or delayed, which could negatively affect the price of the applicable Old Notes.

The consummation of each exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction of the Requisite Consent Condition and the registration statement on Form S-4 of which this prospectus forms a part having been declared effective by the SEC. We may, at our option, waive any such conditions at or by the Expiration Date, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. The conditions to each exchange offer may not be satisfied, and if not satisfied or waived, to the extent that the conditions may be waived, such exchange offers may not occur. Even if the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. If the exchange offers are not completed or are delayed, the respective market prices of any or all of the series of Old Notes in such exchange offer may decline to the extent that the respective current market prices reflect an assumption that such exchange offer has been or will be completed. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive their CSC Notes and the cash consideration and participating holders of the Old Notes will not be able to effect transfers of their Old Notes tendered for exchange unless they are first validly withdrawn.

You may not receive CSC Notes in the exchange offers and consent solicitations if the applicable procedures for the exchange offers and consent solicitations are not followed.

We will issue the CSC Notes and cash in exchange for your Old Notes only if you tender your Old Notes and deliver properly completed documentation for the applicable exchange offer. You must deliver a properly completed and duly executed letter of transmittal and consent or the electronic transmittal through DTC’s ATOP and other required documents before expiration of the exchange offers and consent solicitations. See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes” for a description of the procedures to be followed to tender your Old Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of CSC, the exchange agent, the information agent, the joint lead dealer managers or the joint lead solicitation agents is under any duty to give notification of defects or irregularities with respect to the tenders of the Old Notes for exchange or the related consents.

You may not revoke your consent to the proposed amendments after the Consent Revocation Deadline.

Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures.

We may repurchase, discharge, defease or redeem any Old Notes that are not tendered in the exchange offers, and any such transaction may be on terms that are more or less favorable to the holders of the Old Notes than the terms of the exchange offers.

We or any of our affiliates may, to the extent permitted by applicable law and the applicable Old Notes Indenture, after the Settlement Date, acquire, discharge, defease or redeem some or all of the Old Notes that are not tendered and accepted in the exchange offers, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption, discharge, defeasance or otherwise, upon such terms and at such prices as we may determine or as may be provided for in the applicable Old Notes Indenture, as the case may be. The terms of any such transaction may be more or less favorable to holders than the terms of the applicable exchange offer. We cannot assure you whether we or our affiliates will choose to pursue any of these alternatives.

Holders will recognize gain or loss for U.S. federal income tax purposes on the exchange of Old Notes for CSC Notes.

The exchange of the Old Notes for the CSC Notes pursuant to the exchange offers will be treated as a taxable disposition of the Old Notes in exchange for the CSC Notes for U.S. federal income tax purposes. Accordingly, U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations”) that tender the Old Notes in exchange for the CSC Notes will recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers” and “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers.”

USE OF PROCEEDS

We will not receive any proceeds from issuance of the CSC Notes in exchange for the Old Notes pursuant to the exchange offers. In exchange for issuing the CSC Notes and paying the cash consideration, we will receive the tendered Old Notes. We intended to retire and cancel such tendered and accepted Old Notes.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

CSC is conducting the exchange offers to simplify its capital structure following the acquisition of TDA Holding and to give existing holders of the Old Notes the opportunity to obtain securities issued by CSC, which will rank pari passu with CSC’s other unsecured senior debt securities. CSC is conducting the consent solicitations to ease administration of CSC’s indebtedness.

Terms of the Exchange Offers and Consent Solicitations

In the exchange offers, we are offering in exchange for a holder’s outstanding Old Notes the following CSC Notes:

Aggregate Principal Amount	Title of Series of Old Notes Issued by TDA Holding to be Exchanged	Title of Series of CSC Notes to be Issued by CSC	Interest Payment Dates for Both Old Notes and CSC Notes
$400,000,000	3.750% Senior Notes due 2024	3.750% Senior Notes due 2024	April 1 and October 1
$500,000,000	3.625% Senior Notes due 2025	3.625% Senior Notes due 2025	April 1 and October 1
$800,000,000	3.300% Senior Notes due 2027	3.300% Senior Notes due 2027	April 1 and October 1
$500,000,000	2.750% Senior Notes due 2029	2.750% Senior Notes due 2029	April 1 and October 1

Specifically, (i) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders will receive the Total Consideration and (ii) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium. No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations. We reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

The CSC Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the CSC Notes—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of CSC Notes below the applicable minimum denomination. If we would be required to issue a CSC Note in a denomination other than $2,000 or a whole multiple of $1,000 in excess thereof, we will, in lieu of such issuance, issue to such holder a CSC Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $2,000 and whole multiples of $1,000 thereafter; and pay a cash amount equal to:

•

the difference between (i) the principal amount of the CSC Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the CSC Note actually issued in accordance with this paragraph; plus

•

accrued and unpaid interest, if any, on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will CSC be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent the related Canadian Certification Form. See “Notices to Certain Non-U.S. Holders—Canada.”

Any holder of the Old Notes located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation.

Each series of the CSC Notes to be issued by CSC in the exchange offers will have the same interest rate, interest payment dates and maturity and substantively the same redemption provisions as those of the corresponding series of Old Notes to be exchanged. The CSC Notes received in exchange for the tendered Old Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Old Notes; provided that interest will only accrue with respect to the aggregate principal amount of CSC Notes you receive, which will be less than the principal amount of Old Notes you tendered for exchange in the event that your Old Notes are tendered after the Early Participation Date. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Old Notes you exchange at the time of the exchange.

Each series of CSC Notes is a new series of debt securities that will be issued under our Indenture. The terms of the CSC Notes will include those expressly set forth in such CSC Notes, the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In conjunction with the exchange offers, we are also soliciting consents from the holders of each series of Old Notes to effect the proposed amendments to the applicable Old Notes Indenture under which each such series of Old Notes were issued and are governed. You may not consent to the proposed amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction of the Requisite Consent Condition and the registration statement on Form S-4 of which this prospectus forms a part having been declared effective. We may, at our option, waive any such conditions at or by the Expiration Date, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. For information about other conditions to our obligations to complete the exchange offers, see “—Conditions to the Exchange Offers and Consent Solicitations.” For a description of the proposed amendments, see “The Proposed Amendments.” The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

Upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer, TDA Holding and the applicable Old Notes Trustee under the relevant Old Notes Indenture will execute an Eighth Supplemental Indenture setting forth the proposed amendments in respect of the Old Notes. Under the terms of the Eighth Supplemental Indenture, the proposed amendments will become effective on the Settlement Date with respect to the affected series of Old Notes, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer, except that the TDA Indenture amendments will become effective when the Excluded Notes are no longer outstanding. Each non-consenting holder of a series of Old Notes will be bound by the supplemental indenture. The form of the Eighth Supplemental Indenture is filed as an exhibit to this registration statement of which this prospectus forms a part.

Conditions to the Exchange Offers and Consent Solicitations

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the following conditions: (a) the receipt of Requisite Consents for all series of Old Notes at or by the Expiration Date (the “Requisite Consent Condition”), (b) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the Old Notes of all series held by persons other than TDA Holding, or any person directly or indirectly controlling, controlled by or under direct or indirect common control with TDA Holding, at or by the Expiration Date, (c) the registration statement of which this prospectus forms a part having been declared effective by the SEC, (d) at the Settlement Date, the registration statement continues to be effective and (e) the following statements being true at the Expiration Date:

(1)

In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of Old Notes under an exchange offer, the consent solicitations or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, that either:

•

challenges the exchange offers, the exchange of Old Notes under the exchange offers, the consent solicitations or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of Old Notes under the exchange offers, the consent solicitations or the proposed amendments; or

•

in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of CSC and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to CSC of the exchange offers, the exchange of Old Notes under an exchange offer, the consent solicitations or the proposed amendments, or might be material to holders of the Old Notes in deciding whether to accept the exchange offers and give their consents;

(2)	None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in the United States’ securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3)

At or by the Expiration Date, the Old Notes Trustee has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of Old Notes under an exchange offer, any of the consent solicitations or our ability to effect the proposed amendments, nor has the Old Notes Trustee taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making any of the exchange offers, the exchange of the Old Notes under an exchange offer or any of the consent solicitations.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of holders of the Old Notes to challenge such determination in a court of competent jurisdiction. We may, at our option, waive any conditions at or by the Expiration Date, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by the Expiration Date.

If any of these conditions is not satisfied with respect to any or all series of the Old Notes, we may, at any time before the consummation of the exchange offers or consent solicitations:

(1)

terminate any one or more of the exchange offers or the consent solicitations and promptly return all relevant tendered Old Notes to the holders thereof (whether or not we terminate the other exchange offers or consent solicitations);

(2)

modify, extend or otherwise amend any one or more of the exchange offers or consent solicitations and retain all tendered Old Notes and consents until the Expiration Date of the exchange offers or consent solicitations, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders and Revocation of Corresponding Consents” and “—Expiration Date; Extensions; Amendments”); or

(3)

waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or more of the exchange offers or consent solicitations and accept all Old Notes tendered and not previously validly withdrawn with respect to any or all series of Old Notes.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offers shall be 8:00 a.m., New York City time, on September 22, 2021, subject to our right to extend that date and time with respect to one or more series, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offer of the applicable series.

Subject to applicable law, we expressly reserve the right, with respect to the exchange offers and consent solicitations for each series of Old Notes to:

(1)	delay accepting any validly tendered Old Notes,

(2)	extend any of the exchange offers or consent solicitations, or

(3)

terminate or amend any of the exchange offers and consent solicitations, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Disclosure of material changes in the terms of the exchange offers and consent solicitations will be disseminated promptly in accordance with Rule 13e-4(e)(3) under the Exchange Act. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers or consent solicitations, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Old Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum 10 business-day period following the date that the notice of such change is first published or sent to holders of the Old Notes. We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Old Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment and will extend the relevant exchange offers and consent solicitations as well as extend the withdrawal deadline, or if the Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Old Notes, if the exchange offers and consent solicitations would otherwise expire during such time period.

Each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations and, subject to applicable law, we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Old Note by a holder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and CSC and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer and, for the Old Notes, the letter of transmittal and consent, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offers by a tendering holder of the Old Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. If you validly withdraw your tendered Old Notes after the Consent Revocation Deadline, you will not be able to revoke the related consent to the proposed amendments to the Old Notes Indentures (see “—Withdrawal of Tenders and Revocation of Corresponding Consents”).

If the proposed amendments to the Old Notes Indentures have become effective, the amendments will apply to all Old Notes that are not acquired in the exchange offers, even though the holders of those Old Notes did not consent to the proposed amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the proposed amendments to that Old Notes Indenture. If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protection to the remaining holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the CSC Notes. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations.”

Absence of Dissenters’ Rights

Holders of the Old Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the Old Notes Indentures and the Old Notes, or under the terms of the Old Notes Indentures in connection with the exchange offers and consent solicitations.

Acceptance of Old Notes for Exchange; CSC Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, we will issue CSC Notes in global, book-entry form and pay the cash consideration in connection with the exchange offers on the Settlement Date (in exchange for Old Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange).

We will be deemed to have accepted validly tendered Old Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the applicable Old Notes Indenture) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of CSC Notes and payment of the cash consideration in connection with the exchange of Old Notes accepted by us will be made by the exchange agent on the Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Old Notes for the purpose of receiving consents and Old Notes from, and transmitting CSC Notes and the cash consideration to, such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Old Notes are withdrawn prior to the Expiration Date, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

It is expected that the Eighth Supplemental Indenture for the proposed amendments to the Old Notes Indentures will be duly executed and delivered by TDA Holding and the Old Notes Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the applicable Requisite Consents and the proposed amendments contained therein will become effective from the Settlement Date, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer, except that the TDA Indenture will become effective when the Excluded Notes are no longer outstanding.

Procedures for Consent and Tendering Old Notes

If you hold Old Notes and wish to have those notes exchanged for CSC Notes and the cash consideration, you must validly tender (or cause the valid tender of) your Old Notes using the procedures described in this prospectus and in the accompanying letter of transmittal and consent. The proper tender of Old Notes will constitute an automatic consent to the proposed amendments to the relevant Old Notes Indenture.

The procedures by which you may tender or cause to be tendered Old Notes will depend upon the manner in which you hold the Old Notes, as described below.

Old Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Old Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent for the Old Notes, GBSC, will establish accounts with respect to the Old Notes at DTC for purposes of the exchange offers.

The Old Notes of any series may be tendered (and corresponding consents given) only in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof applicable to such series of Old Notes.

Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the applicable minimum authorized denomination and integral multiple in excess thereof, which is a minimum denomination of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

No alternative, conditional or contingent tenders will be accepted.

Any DTC participant may tender Old Notes and thereby deliver a consent to the proposed amendments to the applicable Old Notes Indenture by effecting a book-entry transfer of the Old Notes to be tendered in the exchange offers into the account of the exchange agent at DTC and either (1) electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer or (2) completing and signing the letter of transmittal and consent according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus, in either case before the Expiration Date.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and consent and that CSC and TDA Holding may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date.

The letter of transmittal and consent (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the exchange agent prior to the Expiration Date at the address set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the exchange agent.

Old Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Old Notes are global notes in book-entry form and can only be tendered by following the procedures described under “—Procedures for Consent and Tendering Old Notes—Old Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender Old Notes on your behalf on or prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

Letter of Transmittal and Consent

Subject to and effective upon the acceptance for exchange and issuance of CSC Notes and the payment of the cash consideration, in exchange for Old Notes tendered in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal and consent (or agreeing to the terms of a letter of transmittal and consent pursuant to an agent’s message) a tendering holder of the Old Notes:

•

irrevocably sells, assigns and transfers to or upon the order of CSC all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Old Notes tendered thereby;

•	represents and warrants that the Old Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•	consents to the proposed amendments described below under “The Proposed Amendments” with respect to the series of Old Notes tendered;

•

empowers, authorizes, and requests the Old Notes Trustee, to the extent necessary under the relevant Old Notes Indenture, without the further consent of the holders of the relevant Old Notes, to take any action or steps necessary to effect the proposed amendments, and declares and acknowledges that the applicable Old Notes Trustee will not be held responsible for any liabilities or consequences arising as a result of any such actions;

•

indemnifies and holds harmless the Old Notes Trustee from and against all losses, liabilities, damages, costs, charges and expenses which may be suffered or incurred by it as a result of any claims (whether or not successful, compromised or settled), actions, demands or proceedings brought against such Old Notes Trustee and against all losses, liabilities, damages, costs, charges and expenses (including legal fees) which such Old Notes Trustee may suffer or incur which in any case arise as a result of the consent solicitations, any actions taken in connection therewith, including any documents or agreements such Old Notes Trustee may be asked to sign;

•

irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Old Notes (with full knowledge that the exchange agent also acts as the agent of CSC), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Old Notes tendered to be assigned, transferred and exchanged in the exchange offers;

•

acknowledges that, if it is in Canada, such holder is an accredited investor, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and is a permitted client as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•

acknowledges that it (a) is not resident and/or located in any Member State of the EEA, or if resident and located in any Member State of the EEA, it is not a retail investor; for these purposes, “retail investor” means a person who is one (or more) of the following: (1) a retail client as defined in point (11) of Article 4(1) of MiFID II, (2) a customer within the meaning of Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (3) a person that is not a qualified investor as defined in the Prospectus Regulation; and (b) is acting for its own account, or, if it is acting as agent, each principal it is acting for is not a retail investor; and

•

acknowledges it is either (i) a person outside the United Kingdom; (ii) an investment professional falling within Article 19(5) of the Order; or (iii) a high net worth entity or other person, in each case falling within Article 49(2)(a) to (d) of the Order and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the exchange offers in, from or otherwise involving the United Kingdom.

Additionally, in order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent the related Canadian Certification Form. See “Notices to Certain Non-U.S. Holders—Canada.”

Proper Execution and Delivery of Letter of Transmittal and Consent

If you wish to participate in the exchange offers and consent solicitations, delivery of your Old Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal and consent or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal and consent need not be guaranteed if:

•

the letter of transmittal and consent is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the Old Notes and the portion entitled “Special Payment Instructions” on the letter of transmittal and consent has not been completed; or

•	the Old Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal and consent.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless CSC is otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered.

Beneficial owners desiring to withdraw Old Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of Old Notes subject to the notice and the principal amount of each series of Old Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Old Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

If you are a beneficial owner of Old Notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the exchange agent for instructions.

Withdrawals of tenders of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date of the applicable exchange offer.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the exchange offers will be determined by us and our determination will be final and binding. We reserve the right to reject any or all tenders not in proper form or the acceptance for exchange of which may be unlawful. We also reserve the right to waive any defect or irregularity in the tender of any Old Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal and consent) will be final and binding on all parties. None of CSC, its subsidiaries, TDA Holding, the exchange agent, the information agent, the joint lead dealer managers, the joint lead solicitation agents, the Old Notes Trustee or the Trustee will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Old Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the participant who delivered such Old Notes by crediting an account maintained at DTC designated by such participant promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

We or any of our affiliates may, to the extent permitted by applicable law and the applicable Old Notes Indenture, after the Settlement Date, acquire, discharge, defease or redeem the Old Notes that are not tendered and accepted in the exchange offers, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption, discharge, defeasance or otherwise, upon such terms and at such prices as we may determine or as may be provided for in the applicable Old Notes Indenture, as the case may be. The terms of any such transaction may be more or less favorable to holders than the terms of the applicable exchange offer. We cannot assure you whether we or our affiliates will choose to pursue any of these alternatives.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to us in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal and consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the exchange agent (as payer) (or other applicable withholding agent) may be required under the backup withholding rules to withhold a portion of any reportable payments made to certain holders (or other payees) of Old Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of the Old Notes must timely provide the exchange agent (or other applicable withholding agent) with such holder’s correct taxpayer identification number (“TIN”) on Internal Revenue Service (“IRS”) Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, most corporations and certain non-U.S. persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent (or other applicable withholding agent). Non-U.S. persons, including non-U.S. entities, may qualify as exempt recipients by submitting to the exchange agent (or other applicable withholding agent) a properly completed IRS Form

W-8BEN or IRS Form W-8BEN-E (or other applicable Form W-8), signed under penalties of perjury, attesting to that holder’s non-U.S. status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable Form W-8) can be obtained from the IRS website or from the exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN generally is his or her social security number. If the exchange agent (or other applicable withholding agent) is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or reportable payments made with respect to Old Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the exchange agent (or other applicable withholding agent) would be required to withhold on any reportable payments made to the tendering holders (or other payees). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of CSC and TDA Holding reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

GBSC, the exchange agent, has been appointed as the exchange agent for the exchange offers and consent solicitations for the Old Notes. Letters of transmittal and consent and all correspondence in connection with the exchange offers of the Old Notes should be sent or delivered by each holder of the Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to GBSC at the address and telephone number set forth on the back cover page of this prospectus.

We will pay the exchange agent’s reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

GBSC has been appointed as the information agent for the exchange offers and consent solicitations for the Old Notes, and will receive customary compensation for its services.

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal and consent should be directed to the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. Holders of any Old Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Joint Lead Dealer Managers and Joint Lead Solicitation Agents

We have retained Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. to act as joint lead dealer managers and joint lead solicitation agents in connection with the exchange offers and consent solicitations for the Old Notes. We will pay the joint lead dealer managers and the joint lead solicitation agents a customary fee as compensation for their services. We have also agreed to reimburse the joint lead dealer managers and the joint lead solicitation agents for certain expenses. The obligations of the joint lead dealer managers and the joint lead solicitation agents to perform their functions are subject to various conditions. We have agreed to indemnify the joint lead dealer managers and the joint lead solicitation agents against various liabilities, including various liabilities under the federal securities laws. The joint lead dealer managers and the joint lead solicitation agents may contact holders of the Old Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the exchange offers and consent solicitations to beneficial holders. Questions regarding the terms of the exchange offers and the joint dealer managers or the consent solicitations and the joint lead solicitation agents may be directed to the joint lead dealer managers and the joint lead solicitation agents at their addresses and telephone numbers listed on the back cover page of this prospectus. At any given time, the joint lead dealer managers and the joint lead solicitation agents may trade the Old Notes or other of our securities for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the Old Notes. The joint lead dealer managers, the joint lead solicitation agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and or extended or may in the future extend credit to us, for which they received or will receive customary fees and expenses. The joint lead dealer managers and the joint lead solicitation agents are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment bank, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In addition, if any of the joint lead dealer managers, the joint lead solicitation agents or their affiliates has a lending relationship with us, certain of those joint lead dealer managers and joint lead solicitation agents or their respective affiliates routinely hedge, certain of their underwriters or their affiliates are likely to hedge and certain other of those joint lead dealer managers, joint lead solicitation agents or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these joint dealer managers, joint lead solicitation agents and their respective affiliates would hedge such exposure of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the CSC Notes.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the Old Notes will be borne by us. The principal solicitations are being made by electronic delivery and/or mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the joint lead dealer managers, the joint lead solicitation agents as well as by officers and other employees of CSC and its affiliates.

Tendering holders of the Old Notes will not be required to pay any fee or commission to the joint lead dealer managers, the joint lead solicitation agents or CSC. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE CSC NOTES AND THE OLD NOTES

The following is a summary comparison of the material terms of the CSC Notes and the Old Notes that differ. The CSC Notes issued in the applicable exchange offers will be governed by our Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to our Indenture and the Old Notes Indentures. Copies of those indentures are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request.

Other terms used in the comparison of the CSC Notes and the Old Notes below and not otherwise defined in this prospectus have the meanings given to those terms in our Indenture or the Old Notes Indentures, as applicable. Article and section references in the descriptions of the notes below refer to the indenture under which the applicable notes were or will be issued.

The description of the Old Notes reflects the Old Notes as currently constituted by the Old Notes Indentures and does not reflect any changes to the covenants and other terms of the Old Notes or the Old Notes Indentures that may be effected following the consent solicitations as described under “The Proposed Amendments.” The summary of the Old Notes reflects a summary of the TDA Indenture and any material differences in earlier Old Notes Indentures noted. The capitalized terms used in this section and not elsewhere defined shall have the meaning assigned to such terms in the relevant document noted in the description.

TERMS	OLD NOTES	CSC NOTES
Redemption

Optional Redemption	Section 3.01 of the 2024 Old Notes Indenture, 2025 Old Notes Indenture, 2027 Old Notes Indenture and 2029 Old Notes Indenture and the Sixth Supplemental Indenture, dated October 6, 2020 (“TDA Sixth Supplemental Indenture”) between TDA Holding and the Old Notes Trustee	Section 4.01 of the Nineteenth Supplemental Indenture

	Provides that on after April 6, 2021 and prior to the par call date, TDA Holding may redeem at its option with a make-whole payment and after the par call date, TDA Holding may redeem at par.	Provides that on or after the date that is 181 days after the Settlement Date (on or about March 24, 2022) and prior to the par call date, CSC may redeem at its option with a make-whole payment and after the par call date, CSC may redeem at par.

Notice of Redemption to Holders	Section 3.02 of the TDA Indenture, as amended by the other Old Notes Indentures	Section 11.4 of the Indenture as amended by the Nineteenth Supplemental Indenture

	Section 3.03 (b) of the 2024 Old Notes Indenture and Section 3.02(b) of the 2029 Old Notes Indenture	Section 4.01(l) of the Nineteenth Supplemental Indenture

	Notices period is at least 15 days, but no more than 60 days.	Notice period is at least 10 days, but no more than 60 days.

TERMS	OLD NOTES	CSC NOTES
Section 3.01(e) of the 2025 Old Notes Indenture and the 2027 Old Notes Indentures

Notice period at least 30 days, but no more than 60 days.

Compliance Certificate	Section 4.03 of the TDA Indenture	Section 10.4 of the Indenture

	TDA Holding shall deliver to the Old Notes Trustee, within 90 days after the end of each fiscal year, an officers’ certificate stating, as to each such officer signing such certificate, that to the best of his or her knowledge TDA Holding is not in default in the performance or observance of any of the terms, provisions and conditions of the TDA Indenture (or, if a default or event of default has occurred, describing all such defaults or events of default of which he or she may have knowledge).	CSC shall deliver to the Trustee, within 120 days after the end of each calendar year of CSC, an officers’ certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof CSC is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of the Indenture, and if CSC shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Compliance for this provision shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of the Indenture.

Statement by Officers as to Default	The TDA Indenture does not contain a provision requiring TDA Holding to notify the Old Notes Trustee when it becomes aware of an event of default	Section 7.5 of the Indenture

	N/A	CSC shall deliver to the Trustee, promptly after and in any event within 30 days after one or more of the officers of CSC described in the definition of “Officers’ Certificate” becomes aware of the occurrence of any event of default or an event which, with notice or the lapse of time or both, would constitute an event of default, an officers’ certificate setting forth the details of such event of default or default and the action which CSC proposes to take with respect thereto.

TERMS	OLD NOTES	CSC NOTES
Limitation on Liens	Section 4.01 of the 2025 Old Notes Indenture and the 2027 Old Notes Indenture	Section 5.01 of the Nineteenth Supplemental Indenture

(a) As long as any of the 2025 Old Notes and 2027 Old Notes are outstanding, TDA Holding (or any successor corporation) will not, and will not permit any Subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens, on the Voting Stock of TD Ameritrade Online Holdings Corp., TD Ameritrade Clearing, Inc. and TD Ameritrade, Inc. unless TDA Holding shall cause the Notes to be secured equally and ratably with (or, at TDA Holding’s option, prior to) any indebtedness secured thereby.

(b) When a lien securing indebtedness for borrowed money that gave rise to the requirement under Section 4.01(a) that the Notes be secured equally and ratably thereby is released or terminated, as the case may be, by the holder or holders thereof, then the corresponding Lien that secures the Notes shall be deemed automatically released or terminated, as the case may be, without further act or deed on the part of any person. At the request of TDA Holding, the Old Notes Trustee shall execute and deliver an appropriate instrument evidencing such release or termination.

CSC (or any successor corporation) will not, and will not permit any subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens (defined below), on the Voting Securities (defined below) of Charles Schwab & Co., Inc., Charles Schwab Bank, SSB, Charles Schwab Investment Management, Inc., or Schwab Holdings, Inc. unless CSC shall cause the Notes to be secured equally and ratably with (or, at CSC’s option, prior to) any indebtedness secured thereby.

	In the 2025 Old Notes Indenture and the 2027 Old Notes Indenture	In the Indenture:

	“Permitted Liens” means (i) liens created by or resulting from claims against TDA Holding for taxes or assessments or other governmental charges or levies (a) that are not then due and delinquent, (b) the validity of which is being contested in good faith or (c) which are less than $1,000,000 in amount; (ii) liens created by or resulting from any litigation or legal proceedings which are being contested in good faith by TDA Holding or which involve claims against TDA Holding of	“Permitted Liens” means (i) liens for taxes or assessments or governmental charges or levies (a) that are not then due and delinquent, (b) the validity of which is being contested in good faith or (c) which are less than $1,000,000 in amount; (ii) liens created by or resulting from any litigation or legal proceedings which are currently being contested in good faith by appropriate proceedings or which involve claims of less than $1,000,000; (iii) deposits to secure (or in lieu of) surety,

TERMS	OLD NOTES	CSC NOTES
	less than $1,000,000; (iii) deposits to secure (or in lieu of) any surety, stay, appeal or customs bonds; and (iv) such other liens as the Board of Directors of TDA Holding determines will not materially detract from or interfere with the present value or control by TDA Holding of the Voting Stock subject thereto.	stay, appeal or customs bonds; and (iv) such other liens as the Board of Directors of CSC determines do not materially detract from or interfere with the present value or control of the Voting Securities subject thereto or affected thereby.

Section 4.01 of the 2024 Old Notes Indenture and the 2029 Old Notes Indenture

(a) As long as any of the 2024 Old Notes and the 2029 Old Notes are outstanding, TDA Holding will not, and will not permit any of its subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance, except for Permitted Liens, on the Voting Stock of TD Ameritrade Online Holdings Corp., TD Ameritrade Clearing, Inc. and TD Ameritrade, Inc. unless TDA Holding shall cause the 2024 Old Notes and the 2029 Old Notes to be secured equally and ratably with (or, at TDA Holding’s option, prior to) any indebtedness secured thereby.

(b) When a lien securing indebtedness for borrowed money that gave rise to the requirement that the 2024 Old Notes or the 2029 Old Notes be secured equally and ratably thereby is released or terminated, as the case may be, by the holder or holders thereof, then the corresponding lien that secures the Senior Notes shall be deemed automatically released or terminated, as the case may be, without further act or deed on the part of any person. At the request of TDA Holding, the Old Notes Trustee shall execute and deliver an appropriate instrument evidencing such release or termination.

TERMS	OLD NOTES	CSC NOTES
In the 2024 Old Notes Indenture and the 2029 Old Notes Indenture:

“Permitted Liens” means liens that arise because of (i) claims against TDA Holding for taxes or assessments other governmental charges or levies that are not then due and delinquent, that TDA Holding is contesting in good faith, or that are for less than $1 million; (ii) litigation or legal proceedings that TDA Holding is contesting in good faith or that involve claims against TDA Holding for less than $1 million; (iii) deposits to secure, or in place of, any surety, stay, appeal or customs bonds; or (iv) any other reason if TDA Holding’s Board of Directors determines that the lien will not materially detract from or interfere with the present value or control by TDA Holding of the Voting Stock subject to the lien.

In the TDA Indenture:

	“Voting Stock” of any specified Person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.	“Voting Securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

Amendments	Article 9 of the TDA Indenture	Article IX of the Indenture

Amendments without consent of Holders	Section 9.01 of the TDA Indenture	Section 9.1 of the Indenture

TDA Holding and the Old Notes Trustee may, at any time and from time to time, amend the TDA Indenture or the securities of any series without notice to or the consent of any holder for any of the following purposes:

(i) to effect the assumption of TDA Holding’s obligations under the TDA Indenture by a successor person;

Without the consent of any Holders, CSC, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another person to CSC, and the assumption by any

TERMS	OLD NOTES	CSC NOTES

(ii) to impose additional covenants and events of default or to add guarantees of other persons for the benefit of the holders;

(iii) to add or change any of the provisions of the TDA Indenture relating to the issuance or exchange of the securities of such series in registered form, but only if such action does not adversely affect the interests of the holders of the outstanding securities of such series or related coupons in any material respect;

such successor of the covenants of CSC in the Indenture and in the securities; or

(2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power in the Indenture conferred upon CSC; or

(3) to establish the form or terms of securities of any series as permitted by the Indenture; or

(4) to add to the covenants of CSC for the benefit of the holders of all or any series

(iv) to change or eliminate any of the provisions of the TDA Indenture, but only if the change or elimination becomes effective when there are no outstanding securities of any series, or related coupon, which are entitled to the benefit of such provision and as to which such modification would apply;

(v) to secure the securities of any series;

(vi) to supplement any of the provisions of the TDA Indenture to permit or facilitate the defeasance and discharge of the Securities of any series, but only if such action does not adversely affect the interests of the holders of outstanding securities of any series or related coupons in any material respect;

(vii) to establish the form or terms of the securities of any series and coupons, if any, of any securities of such series as permitted by the TDA Indenture;

(viii) to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the TDA Indenture to facilitate the administration of the trusts by more than one trustee;

(ix) to cure any ambiguity, to correct or supplement any provision in the TDA Indenture which may be defective or inconsistent with any other provision in of securities (and if such covenants are to be for the benefit of less than all series of securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power in the Indenture conferred upon CSC; or to add any additional events of default with respect to all or any series of the securities (and, if such event of default is applicable to less than all the series of the securities, specifying the series to which such event of default is applicable) for the benefit of the holders of all or any series of the securities (and if such events of default are to be for the benefit of less than all series of securities stating that such events of default are expressly included solely for the benefit of such series); provided, however, that in respect of any such covenant or event of default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the Trustee upon such an event of default or may limit the right of the holders of a majority of the aggregate principal amount of the securities of such series to waive such an event of default; or

(5) to add or change any of the provisions of the Indenture to provide that bearer

TERMS	OLD NOTES	CSC NOTES

the TDA Indenture, or to make any other provisions with respect to matters or questions arising under the TDA Indenture; provided that, such action pursuant to this clause (ix) shall not adversely affect the interests of the holders of outstanding Securities of any series in any material respect;

(x) to conform the text of the TDA Indenture or the securities to any provision of a description of such Securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the TDA Indenture or the securities;

(xi) [reserved]; and

(xii) to comply with requirements of the Commission in order to effect or maintain the qualification of the TDA Indenture under the Trust Indenture Act.

securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any), or any interest on, bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of securities in uncertificated form; provided that, any such action shall not adversely affect the interests of the holders of securities of any series or any related coupons in any material respect; or

(6) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of securities; provided that, any such change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such Security with respect to such provision or (B) shall become effective only when there is no such security outstanding; or

(7) to add or provide for a guaranty of the securities or additional obligors on the securities; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(9) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising

TERMS	OLD NOTES	CSC NOTES

under the Indenture; provided that, such action pursuant to this Clause (9) shall not adversely affect the interest of the holders of securities of any series in any material respect; or

(10) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities pursuant to Articles IV (discharge) and XIII (defeasance); provided that, any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities in any material respect; or

(11) to provide for conversion rights of the holders of securities of any series to enable such holders to convert such securities into other securities of CSC; or

(12) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Any supplemental indenture authorized by the provisions of Section 9.1 of the Indenture may be executed by CSC and the Trustee without the consent of the holders of any of the securities at the time outstanding, notwithstanding any of the provisions of Section 9.2 of the Indenture.

Amendments with consent of Holders	Section 9.02 of the TDA Indenture	Section 9.2 of the Indenture

(a) Subject to Section 9.02(b), TDA Holding and the Trustee may amend the TDA Indenture and the securities of any series, with the consent of the holders of not less than a majority in principal amount of the securities affected by such modification, to add, change or eliminate any provision of, or to modify the rights of such holders under, the TDA Indenture.

(b) Notwithstanding the provisions of Section 9.02(a), without the consent of

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding securities of all series affected by such supplemental indenture (voting together as a single class), by act of said holders delivered to CSC and the Trustee, CSC, when authorized by a board resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating

TERMS	OLD NOTES	CSC NOTES

each holder of outstanding securities of any series affected, an amendment or waiver may not

(i) change the stated maturity of the principal of, or any installment of interest on, the securities of any series (or related coupon), reduce the principal amount thereof, the interest thereon or any premium payable upon redemption thereof or change the currency or currencies in which the principal, premium or interest is denominated or payable;

(ii) reduce the amount of, or impair the right to institute suit for the enforcement of, any payment on the securities of any series following maturity thereof;

(iii) reduce the percentage in principal amount of the outstanding Securities of any series required for consent to any waiver of defaults or compliance with the provisions of the TDA Indenture with respect to such series;

(iv) [reserved]; or

(v) modify any provision of the TDA Indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder of outstanding securities affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of the TDA Indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of holders of securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the TDA Indenture of the holders of securities of any other series or of the coupons appertaining to such Securities.

any of the provisions of the Indenture or of modifying in any manner the rights of the holders of securities of such series under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding security affected thereby,

(1) change the stated maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or reduce the amount of principal of an original issue discount security or any other security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or modify the provisions of the Indenture in the case of securities of any series are convertible into securities or other securities of CSC in a way that adversely affects the right of holders to convert any of the securities of such series other than as provided in or pursuant to the Indenture, or

(2) reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture, or

(3) modify any of the provisions of Section 9.02 of the Indenture, the provision governing waiver of past defaults or the provision providing for waivers of certain covenants, except to

TERMS	OLD NOTES	CSC NOTES

It shall not be necessary for the consent of any Holder under Section 9.02 of the TDA Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

An amendment, supplement or waiver under Section 9.02 of the TDA Indenture shall become effective on receipt by the Trustee of written consents from the holders of the requisite percentage in principal amount of the outstanding securities affected thereby. After an amendment, supplement or waiver under Section 9.02 of the TDA Indenture becomes effective, TDA Holding shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. TDA Holding shall mail supplemental indentures to holders upon written request. Any failure of TDA Holding to mail such notice, or any defect in the TDA Indenture, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver or constitute a default or event of default hereunder.

increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in Section 9.02 of the Indenture and the provision governing waivers of certain covenants, or the deletion of this provision, in accordance with the requirements of accepting a successor trustee and 9.1(3); or

(4) if applicable, make any change that adversely affects the right to convert any security as provided in Article XIV (Conversion of Securities) or pursuant to the term of the securities (except as permitted by Section 9.1(11)) or decrease the conversion rate or increase the conversion price.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of securities of any other series.

It shall not be necessary for any act of holders under Section 9.02 of the Indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

TERMS	OLD NOTES	CSC NOTES
Section 6.01 of the Nineteenth Supplemental Indenture provides additionally that:

No supplemental indenture shall, without the consent of the holder of each outstanding note of a series affected thereby, reduce the redemption price of any note of the same series.

Governing Law	The Old Notes Indentures are governed by New York law.	The Indenture and the Nineteenth Supplemental Indenture are governed by California law.

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of the Old Notes to, among other things, provide for fewer restrictive terms in the Old Notes Indentures. If the proposed amendments described below become effective with respect to any series of Old Notes, the amendments will apply to all Old Notes of such series not tendered in the applicable exchange offer. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the proposed amendments, which will have fewer restrictive terms and afford reduced protection to the remaining holders of Old Notes compared to those currently in the Old Notes Indentures or those applicable to the CSC Notes. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the CSC Notes.”

The descriptions below of the provisions of the Old Notes Indentures to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the Old Notes Indentures and the form of supplemental indenture to the Old Notes Indentures that contain the amendments to become effective if the Requisite Consents are obtained. A form of supplemental indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.

The proposed amendments for each of the Old Notes Indentures with respect to each series of Old Notes constitute a single proposal with respect to that series of notes, and a consenting holder of that series of Old Notes must consent to the proposed amendments in their entirety and may not consent selectively with respect to certain of the proposed amendments.

Pursuant to the Old Notes Indentures and related supplemental indenture for each series of Old Notes, the proposed amendments require that the Requisite Consent with respect to the applicable series of Old Notes must be received. The Requisite Consents are set forth in the table below. Any Old Notes held by TDA Holding or any person directly or indirectly controlling, controlled by or under direct or indirect common control with TDA Holding are not considered to be “outstanding” for this purpose.

The table below sets forth, with respect to each series of Old Notes, among other things: the relevant Old Notes Indenture, and the requisite consent applicable to such series of Old Notes (the “Requisite Consents”):

Title of Series of Old Notes	Indenture	Requisite Consent
3.750% Senior Notes due 2024	TDA Indenture; 2024 Old Notes Indenture	Majority by series(1)
3.625% Senior Notes due 2025	TDA Indenture, 2025 Old Notes Indenture	Majority by series(1)
3.300% Senior Notes due 2027	TDA Indenture, 2027 Old Notes Indenture	Majority by series(1)
2.750% Senior Notes due 2029	TDA Indenture, 2029 Old Notes Indenture	Majority by series(1)

(1)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of Old Notes is:

Title of Series of Old Notes	Principal Amount Outstanding
3.750% Senior Notes due 2024	$400,000,000
3.625% Senior Notes due 2025	$500,000,000
3.300% Senior Notes due 2027	$800,000,000
2.750% Senior Notes due 2029	$500,000,000

The valid tender of a holder’s Old Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.

If the Requisite Consent Condition has been satisfied on or prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, each of the sections or provisions listed below under the Old Notes Indentures (except for the TDA Indenture, for which such modifications or deletions will only be effective when the Excluded Notes are no longer outstanding) will be deleted (or modified as indicated).

Modifications and Deletions to the TDA Indenture

With such modifications and deletions becoming effective when the Excluded Notes are no longer outstanding:

•	Section 4.07 (“Reports by Company”) (modified to make clear that TDA Holding is only required to comply with the reporting requirements under the Trust Indenture Act);

•	Section 4.09 (“Legal Existence”);

•

Section 5.01 (“Consolidations, Merger or Sale of Assets by the Company”) (modified to remove the restriction on selling or conveying all or substantially all of TDA Holding’s assets, and to remove the absence of default condition);

•	Section 5.02 (“Rights and Duties of Successor Corporation”) (modified to conform to changes made to Section 5.01).

Modification to the 2024 Old Notes Indenture:

•	Section 4.01 (“Limitation on Liens”) (modified to delete the limitation on liens imposed on TDA Holding with respect to the 2024 Old Notes only).

Deletion to the 2025 Old Notes Indenture:

•	Section 4.01 (“Limitation on Liens”).

Deletion to the 2027 Old Notes Indenture:

•	Section 4.01 (“Limitation on Liens”).

Deletion to the 2029 Old Notes Indenture:

•	Section 4.01 (“Limitation on Liens”).

Conforming changes, etc.: The proposed amendments would also amend the Old Notes Indentures, the Old Notes and any exhibits thereto, to make certain conforming or other changes to the Old Notes Indentures, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is waived.

The deletion or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit TDA Holding and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Old Notes. See “Risk Factors,” “Description of the Differences between the CSC Notes and the Old Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments” and “Description of the CSC Notes.”

Effectiveness of Proposed Amendments

It is expected that the supplemental indenture for the proposed amendments to the Old Notes Indentures will be duly executed and delivered by TDA Holding and the Old Notes Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents and the proposed amendments contained therein will become effective from the Settlement Date, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer, except that the TDA Indenture amendments will become effective when the Excluded Notes are no longer outstanding.

DESCRIPTION OF THE CSC NOTES

Capitalized terms used in this description but not otherwise defined have the meanings assigned to them in the Indenture.

Each of our CSC Notes will constitute a separate series of our senior debt securities under the Indenture. The CSC Notes are being offered and will be issued in connection with the exchange offers for the Old Notes described elsewhere in this prospectus. The terms of the CSC Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. We will issue each series of CSC Notes pursuant to the Nineteenth Supplemental Indenture, as contemplated by the Indenture, setting forth the specific terms applicable to such series of notes. References to the “Indenture” in this description refer to the Indenture as supplemented by Nineteenth Supplemental Indenture.

The following description is a summary of certain of the provisions of the CSC Notes and the Indenture. This summary is not complete and is qualified in its entirety by reference to the Indenture, the form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. You should carefully read the summary below and the Indenture in their entirety. See “Where You Can Find More Information.”

General

Each series of CSC Notes will constitute a separate series of CSC’s senior debt securities under the Indenture. The Indenture will not limit the aggregate principal amount of CSC Notes that we may issue under the Indenture and we may, without the consent of holders of outstanding CSC Notes, issue additional CSC Notes thereunder. In addition, the Indenture will not limit the amount of other unsecured debt that we or our subsidiaries may issue or incur. The CSC Notes are unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness.

As of June 30, 2021, CSC had approximately $14.9 billion of aggregate par value long-term debt and $1.5 billion of short-term debt that that would have been pari passu with the CSC Notes and no secured indebtedness.

Substantially all of our operations are conducted through our subsidiaries. None of our subsidiaries (including TDA Holding) will be a guarantor of the CSC Notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, the CSC Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries, including any Old Notes that are not exchanged in the exchange offers and remain outstanding. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in or other liens on the assets of any such subsidiary and contractually subordinated to any indebtedness or other liabilities (including trade payables) of any such subsidiary that rank senior to our claims.

Principal, Maturity, Interest and Denomination

3.750% Senior Notes due 2024

•	Title of the notes: 3.750% Senior Notes due 2024 (“2024 CSC Notes”)

•	Total principal amount being issued: up to $400,000,000

•	Maturity date: April 1, 2024

•	Interest rate: 3.750%

•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes

•	Interest payment dates: April 1 and October 1

•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing

•	Regular record dates for interest: March 15 and September 15

•	Redemption: see “—Optional Redemption”

•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

3.625% Senior Notes due 2025

•	Title of the notes: 3.625% Senior Notes due 2025 (“2025 CSC Notes”)

•	Total principal amount being issued: up to $500,000,000

•	Maturity date: April 1, 2025

•	Interest rate: 3.625%

•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes

•	Interest payment dates: April 1 and October 1

•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing

•	Regular record dates for interest: March 15 and September 15

•	Redemption: see “—Optional Redemption”

•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

3.300% Senior Notes due 2027

•	Title of the notes: 3.300% Senior Notes due 2027 (“2027 CSC Notes”)

•	Total principal amount being issued: up to $800,000,000

•	Maturity date: April 1, 2027

•	Interest rate: 3.300%

•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes

•	Interest payment dates: April 1 and October 1

•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing

•	Regular record dates for interest: March 15 and September 15

•	Redemption: see “—Optional Redemption”

•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

2.750% Senior Notes due 2029

•	Title of the notes: 2.750% Senior Notes due 2029 (“2029 CSC Notes”)

•	Total principal amount being issued: up to $500,000,000

•	Maturity date: October 1, 2029

•	Interest rate: 2.750%

•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes

•	Interest payment dates: April 1 and October 1

•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing

•	Regular record dates for interest: March 15 and September 15

•	Redemption: see “—Optional Redemption”

•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

If any interest payment date, maturity date or redemption date for any series of CSC Notes falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue on that payment for the period from and after such interest payment date, maturity date or redemption date until such following business day. Interest on each series of CSC Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest payable on any interest payment date or redemption date or on the maturity date of any series of CSC Notes shall be the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly provided for on such series of CSC Notes (or, if no interest has been paid or duly provided for on such series of CSC Notes, from and including the most recent interest payment date of the corresponding series of Old Notes) to, but not including, such interest payment date, redemption date or maturity date, as the case may be.

The CSC Notes will not be listed on any securities exchange or included in any automated quotation system.

Optional Redemption

On or after the date that is 181 days following the Settlement Date (on or about March 24, 2022), and prior to the Applicable Par Call Date, the CSC Notes are redeemable at any time and from time to time, in whole or in part, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the CSC Notes to be redeemed; or

•

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the redemption date), assuming that such CSC Notes matured on the Applicable Par Call Date (except in the case of 2025 CSC Notes) discounted to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus the Applicable Make-whole Spread, plus, in either case, accrued and unpaid interest to, but not including, the redemption date. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

On or after the Applicable Par Call Date, the CSC Notes are redeemable at any time and from time to time, in whole or in part, at our option, at a redemption price (calculated by us) equal to 100% of the principal amount of the CSC Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date.

If less than all of any series of CSC Notes are to be redeemed, the CSC Notes to be redeemed will be selected in accordance with the procedures of the depositary; provided, however, that no CSC Notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of any redemption will be electronically delivered or mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is electronically delivered or mailed, the CSC Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date.

We are not required to make mandatory redemption or sinking fund payments with respect to the CSC Notes. We may at any time and from time to time purchase CSC Notes in the open market or otherwise.

“Applicable Make-whole Spread” means, for the following series of CSC Notes, the number of basis points set forth opposite such series in the table below:

Title of Series	Make-whole Spread
3.750% Senior Notes due 2024	15 bps
3.625% Senior Notes due 2025	25 bps
3.300% Senior Notes due 2027	20 bps
2.750% Senior Notes due 2029	20 bps

“Applicable Par Call Date” means, for the following series of CSC Notes, the date set forth opposite such series in the table below:

Title of Series	Par Call Date
3.750% Senior Notes due 2024	March 2, 2024
3.625% Senior Notes due 2025	January 1, 2025
3.300% Senior Notes due 2027	January 1, 2027
2.750% Senior Notes due 2029	July 1, 2029

For the 2024 CSC Notes and the 2029 CSC Notes:

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the CSC Notes to be redeemed (as measured from the redemption date and assuming, for this purpose, that the CSC Notes matured on the Applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such CSC Notes (assuming, for this purpose, that the applicable CSC Notes matured on the Applicable Par Call Date).

For the 2025 CSC Notes and the 2027 CSC Notes:

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the CSC Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such CSC Notes.

For the CSC Notes:

“Comparable Treasury Price” means, with respect to any redemption date, (A) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Quotation Agent” means the Reference Treasury Dealer that is selected by us to act as Quotation Agent in connection with an optional redemption, in addition to acting as a Reference Treasury Dealer; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means each of (i) Credit Suisse Securities (USA) LLC (or its successor) or any affiliate that is a Primary Treasury Dealer, (ii) Citigroup Global Markets Inc. (or its successor) or any affiliate that is a Primary Treasury Dealer and (iii) three other Primary Treasury Dealer that is selected by us; provided, however, that if any of the foregoing or their affiliates cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Limitation on Liens

As long as any of the CSC Notes are outstanding, we will not, and will not permit any of our subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance on the voting securities of CS&Co., CSB, CSIM, or Schwab Holdings, Inc., without securing the CSC Notes to the same extent. Schwab Holdings, Inc. is our wholly owned subsidiary that owns all of the common stock of CS&Co. However, the senior debt indenture permits liens on the voting stock of CS&Co., CSB, CSIM, or Schwab Holdings, Inc. without securing the CSC Notes if the liens arise because of:

•	claims against us for taxes or assessments or other governmental charges or levies that are not then due and delinquent, that we are contesting in good faith, or that are for less than $1 million;

•	litigation or legal proceedings that we are contesting in good faith or that involve claims against us for less than $1 million;

•	deposits to secure, or in place of, any surety, stay, appeal or customs bonds; or

•	any other reason if our Board of Directors determines that the lien will not materially detract from or interfere with the present value or control by us of the voting stock subject to the lien.

Merger, Consolidation, Sale, Lease or Conveyance

As long as any CSC Notes are outstanding, we will not be permitted to merge or consolidate with any other entity and will not be permitted to sell, lease or convey all or substantially all of our assets to any person, unless:

•

we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation, association, company, limited liability company, joint-stock company or business trust organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor entity expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

•

immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture.

This covenant would not apply to a recapitalization transaction, a change of control of CSC or a highly leveraged transaction unless the transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. There are no covenants or other provisions in the Indenture requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of CSC or a highly leveraged transaction.

Reports

We shall file with the trustee and with the Commission, and transmit to holders of the CSC Notes, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the trustee within 15 days after the same is required to be filed with the SEC. CSC is be deemed to have complied with its obligations to file such reports to the Trustee to the extent that such information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the Indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates by CSC).

Events of Default

An “Event of Default” will occur if:

•	we fail to pay when due any principal of that series of CSC Notes;

•	we fail to pay any interest on that series of CSC Notes within 30 days after the interest is due;

•	we fail to cure our default of any other covenant or agreement to which that series of CSC Notes is subject within 60 days after we receive written notice of the default; and

•	specified events of bankruptcy, insolvency or reorganization occur.

If an event of default, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of all affected series of senior debt securities under the Indenture, voting together as a single class, may require us to repay immediately the entire principal of the senior debt securities of all affected series and any accrued interest. For example, if an event of default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the event of default were to affect all ten series, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities. If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected senior debt securities will automatically become payable.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting together as a single class, can rescind any acceleration or waive any past default or Event of Default. However, they cannot waive certain defaults in payment of principal of, premium, if any, or interest on, any of the debt securities or any right of a holder to have a debt security converted into our common stock.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the Senior Debt Indenture at the request, order or direction of any holders, unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it, called an “indemnity.” If they provide indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting together as a single class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A holder of a debt security may not institute any action against us under the Indenture unless:

•	the holder gives the trustee written notice that a default has occurred and is continuing;

•

the holders of at least 25% of the outstanding aggregate principal amount of all affected series, voting together as a single class, request that the trustee institute the action while offering the trustee an indemnity reasonably satisfactory to it;

•	the holders offer the trustee reasonable security or indemnity against the costs and liabilities to be incurred in complying with the request; and

•	the trustee fails to institute the action within 60 days after receiving the request.

Even if these conditions are met, the holder may not institute an action if holders of a majority in aggregate principal amount of all affected series, voting together as a single class, direct the trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest or to enforce their rights to convert securities into our other securities without complying with the preceding conditions.

We are required to file annually with the trustee a certificate stating whether we are in default under any of the provisions of the Indenture, specifying any default that exists.

Modification of Indenture

Without the consent of any holders, we and the Trustee may enter into supplemental indentures to:

•	document that a successor corporation has assumed our obligations;

•	add covenants or events of default for the protection of the holders;

•	surrender any right or power conferred upon the Company pursuant to the Indenture;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	permit the facilitation of the defeasance and discharge of the securities;

•	establish the forms or terms of debt securities of any series;

•	provide for conversion rights;

•	provide for guarantees;

•	document the appointment of a successor trustee; or

•	other changes specified in the Indenture.

If the holders of a majority in principal amount of all affected series, voting together as a single class, consent, we and the Trustee may add to, change or eliminate any of the provisions of the Indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

•	change the stated maturity of the principal;

•	reduce the amount of the principal;

•	reduce the rate or extend the time of payment of interest;

•	reduce any premium payable on redemption;

•	change the currency in which any debt security is payable;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security;

•	reduce the percentage in principal amount required to consent to any of the foregoing actions; or

•	other changes specified in the indenture

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on any series of the CSC Notes if we deposit enough money with the trustee to pay the entire principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of CSC Notes then outstanding. If we make this election, the holders of the CSC Notes of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the CSC Notes or the registration of transfer and exchange of the CSC Notes and replacement of lost, stolen or mutilated CSC Notes.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of CSC Notes to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium (if any) on the debt securities. This amount may be made in cash and/or United States government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the CSC Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

Trustee and Paying Agent

The Trustee under the Indenture is The Bank of New York Mellon Trust Company, N.A. On the date of this prospectus, the agent for the payment, transfer and exchange of the CSC Notes is The Bank of New York Mellon Trust Company, N.A., acting through its corporate trust office at 400 South Hope Street, Suite 500, Los Angeles, CA 90071, Attention: Corporate Unit. The Bank of New York Mellon Trust Company, N.A., acting in this capacity, is referred to as the “paying agent.”

Payment

If the maturity date falls on a day that is not a business day, we will postpone the payment of principal and interest to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the CSC Notes will not be entitled to any further interest or other payments with respect to such postponement.

If an interest payment date falls on a day that is not a business day, we will postpone the interest payment to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the CSC Notes will not be entitled to any further interest or other payments with respect to such postponement.

The interest payable on the CSC Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the CSC Notes are registered at the applicable record dates provided for each of CSC Notes above, whether or not a business day, next preceding the applicable interest payment date. Interest that we pay on the maturity date will be paid to the person to whom the principal will be payable.

A “business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Los Angeles, California or New York, New York are authorized or obligated by law or executive order to close.

Governing Law

The Indenture and CSC Notes will be governed by and construed in accordance with the law of California.

Book-Entry; Delivery and Form

The CSC Notes will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. The depositary will be DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary.

Since the CSC Notes are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number or aggregate principal balance of the securities.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on the CSC Notes represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any), DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•

in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities and certain other conditions have been met if and to the extent set forth in the applicable indenture.

Any global certificate representing a CSC Note that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive CSC Notes in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations of $2,000 and integral multiples of $1,000. The definitive CSC Notes will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to CSC Notes at any time by giving reasonable notice to the trustee and us. If a successor securities depositary is not obtained, definitive CSC Notes certificates representing the CSC Notes are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a global certificate representing a CSC Note will not be entitled to receive physical delivery of CSC Notes in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the Indenture.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Investors may elect to hold interests in a particular series of securities outside the U.S. through Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to

Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to permanent global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities for participants of Euroclear and clears and settles transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the joint lead dealer managers and the joint lead solicitation agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions with respect to permanent global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Initial settlement for permanent global securities will be made in immediately available funds. Interests in the permanent global securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. In such cases, secondary market trades will settle using the procedures applicable to conventional Eurobonds in immediately available funds.

Investors should be aware that they will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time–zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

The information in this section concerning Euroclear and Clearstream has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by Euroclear or Clearstream or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax consequences (i) of the exchange of Old Notes for the CSC Notes pursuant to the exchange offers, (ii) of the ownership of the CSC Notes acquired in the exchange offers and (iii) to holders of the Old Notes that do not tender their Old Notes pursuant to the exchange offers. It applies to you only if you are a U.S. Holder or Non-U.S. Holder (each as defined below) and (i) you participate in the exchange offers, you acquire your CSC Notes in the exchange offers and you hold your Old Notes and CSC Notes as capital assets for U.S. federal income tax purposes or (ii) you do not participate in the exchange offers and you hold your Old Notes as capital assets for U.S. federal income tax purposes. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including non-U.S., U.S. estate or gift, U.S. state or U.S. local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, this section does not address tax consequences attributable to persons subject to Section 451(b) of the Code (as defined below) being required to recognize income with respect to the Old Notes or CSC Notes no later than when such income is taken into account in an applicable financial statement. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	dealers in securities or currencies,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	banks or other financial institutions,

•	insurance companies,

•	regulated investment companies or real estate investment trusts,

•	tax-exempt organizations,

•	persons that hold the Old Notes or the CSC Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction,

•	persons that actually or constructively own 10% or more of the total combined voting power of all our classes of stock that are entitled to vote,

•	controlled foreign corporations that are related to us through stock ownership,

•	U.S. expatriates,

•	persons that purchase or sell the Old Notes or the CSC Notes as part of a wash sale for tax purposes, or

•	U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the Old Notes or the CSC Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Old Notes or the CSC Notes, you should consult your own tax advisors regarding the tax consequences of the exchange offers, the consent solicitations and the ownership of CSC Notes.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder by the U.S. Department of the Treasury (“Treasury Regulations”), published rulings and court decisions, all as currently in effect. These laws and authorities are subject to change, possibly on a retroactive basis. No assurances can be given that any changes in these laws or authorities will not affect the accuracy of the discussions set forth in this summary. In addition, this summary does not address any tax consequences arising out of the laws or authorities of any U.S. state, U.S. local or non-U.S. jurisdiction.

Please consult your own tax advisors concerning the consequences of the exchange offers and of owning the CSC Notes, or of retaining the Old Notes, in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Tax Consequences to Exchanging U.S. Holders

This subsection describes the tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of the Old Notes or the CSC Notes and you are for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust (a) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that was in existence on August 20, 1996 and that has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

If you are not a U.S. Holder, this subsection does not apply to you, and you should refer to “Tax Consequences to Exchanging Non-U.S. Holders” below.

The Exchange Offers

Characterization of the Exchange of Old Notes for CSC Notes. The modification of a debt instrument is treated for U.S. federal income tax purposes as a deemed exchange of the debt instrument for a “new” debt instrument if such modification is “significant” within the meaning of the applicable Treasury Regulations. The exchange of the Old Notes for the CSC Notes pursuant to the exchange offers will result in a change in obligor of the Old Notes, which constitutes a “significant modification” under the applicable Treasury Regulations. Accordingly, the exchange will constitute a taxable disposition of the Old Notes in exchange for the CSC Notes for U.S. federal income tax purposes.

Tax Consequences of the Early Participation Premium. The tax treatment of the Early Participation Premium is uncertain. The Early Participation Premium may be treated as additional consideration received for the Old Notes, in which case the Early Participation Premium will be taken into account in determining your gain or loss in respect of the exchange (as discussed below). The Early Participation Premium could be treated, however, as a separate fee, in which case the Early Participation Premium would be treated as ordinary income and separately taxable. Although the proper treatment of the Early Participation Premium is not free from doubt, we intend to take the position that the Early Participation Premium is paid to you as additional consideration for the Old Notes and, except as otherwise noted below, the remainder of this discussion assumes that the Early Participation Premium will be so treated.

General Tax Consequences of the Exchange of Old Notes for CSC Notes. You will recognize gain or loss on the exchange of Old Notes for CSC Notes in an amount equal to the difference between the amount you realize on the exchange and your adjusted tax basis in the Old Notes. The amount you realize in the exchange will equal the sum of (a) the issue price of the CSC Notes you receive in the exchange (determined in the manner described below), and (b) the cash consideration you receive in the exchange (including any amounts that you receive in lieu of fractional amounts of CSC Notes), minus (c) the accrued and unpaid interest on the Old Notes at the time of the exchange (which, as described below, will be includable in your gross income as interest income at the time of the exchange, to the extent it has not then been previously so included).

Your adjusted tax basis in your Old Notes will generally be the cost of such notes, increased by any market discount previously included in income with respect to your Old Notes, and decreased (but not below zero) by any bond premium that you have amortized with respect to the Old Notes.

If a series of CSC Notes has an outstanding principal amount in excess of $100 million as of the Settlement Date, the issue price of each CSC Note in such series should equal the fair market value of such CSC Note on the Settlement Date (including the value attributable to accrued interest on the CSC Note). We expect that each series of CSC Notes will have an outstanding principal amount in excess of $100 million as of the Settlement Date and, therefore, we expect that the issue price of each series of CSC Notes should equal the fair market value of such CSC Notes on the Settlement Date.

We will make available our determination of the issue price for the applicable CSC Notes in a manner consistent with applicable Treasury Regulations. Our determination of the issue price is binding on a holder unless such holder properly discloses a different position to the IRS on a timely-filed U.S. federal income tax return for the year of the exchange of the Old Notes for the CSC Notes.

Except as described below with respect to accrued market discount, gain or loss that you recognize upon an exchange of Old Notes for CSC Notes generally will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the Old Notes is more than one year at the time of the exchange. Long-term capital gain of a non-corporate U.S. Holder may be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Market Discount. You will be considered to have acquired an Old Note with market discount if the stated principal amount of such Old Note exceeded your initial tax basis for such Old Note by more than a de minimis amount. If your Old Notes were acquired with market discount, any gain that you recognize on the exchange of Old Notes for the CSC Notes will be treated as ordinary income to the extent of the market discount that accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Payment for Accrued but Unpaid Interest. You will be treated as having received at the time of the exchange a payment of the accrued and unpaid interest on the Old Notes exchanged for CSC Notes, which will be treated as ordinary income for U.S. federal income tax purposes to the extent not previously included in income.

Ownership of the CSC Notes—Generally

Characterization of the CSC Notes. In certain circumstances (see “Description of the CSC Notes—Optional Redemption”), we may be obligated to pay additional amounts to optionally redeem the CSC Notes. These potential payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments” (“CPDIs”). Under these Treasury Regulations, however, a contingency should not cause a debt instrument to be treated as a CPDI if, as of the issue date, such contingency is considered “remote” or “incidental” or, in certain circumstances, it is significantly more likely than not that the contingency will not occur. We intend to take the position that the foregoing potential obligation to pay certain additional amounts should not cause the CSC Notes to be treated as CPDIs for U.S. federal income tax purposes. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by the applicable Treasury Regulations. It is possible that the IRS may take a different position, in which case, if such position is sustained, the timing and amount of income included and the character of the income recognized with respect to the CSC Notes may be materially and adversely different from the consequences discussed herein. The remainder of this summary assumes that the CSC Notes will not be treated as CPDIs. You should consult your own tax advisors regarding the possible application of the CPDI rules to the CSC Notes.

Pre-issuance Accrued Interest. A portion of the first interest payment on the CSC Notes will be attributable to accrued and unpaid interest on the corresponding series of Old Notes on the Settlement Date (“pre-issuance accrued interest”). You should not include the payment of such pre-issuance accrued interest in income (as such pre-issuance accrued interest will have been taken into income no later than at the time of the exchange, as noted above), but rather should treat such payment as a non-taxable return of capital on the CSC Notes. In addition, you should reduce your tax basis in your CSC Notes by the amount of such non-taxable return of capital.

Payments of Interest. Subject to the discussion above on pre-issuance accrued interest, stated interest on the CSC Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If the issue price of a series of CSC Notes (determined in the manner described above under “The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for CSC Notes”) is less than their principal amount by an amount that is more than or equal to the de minimis amount, the CSC Notes of such series will be treated as issued with original issue discount (“OID”) in an amount equal to the difference between the issue price and the principal amount of such series of CSC Notes. The de minimis amount equals 1/4 of one percent of the CSC Notes’ principal amount multiplied by the number of complete years to its maturity.

You must generally include any OID in gross income (as ordinary income) as it accrues over the term of the relevant CSC Notes at a constant yield without regard to your regular method of accounting for U.S. federal income tax purposes.

The amount of OID that must be included in income will generally equal the sum of the “daily portions” of OID with respect to the relevant CSC Notes for each day during the taxable year or portion of the taxable year in which you held the relevant CSC Notes (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a CSC Note may be of any length and may vary in length over the term of the CSC Note; provided that each accrual period is no longer than one year, and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

The amount of OID allocable to any accrual period, other than the final accrual period, is an amount equal to the excess, if any, of (1) the product of the relevant CSC Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (2) the aggregate of all stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of stated interest) and the adjusted issue price of the CSC Note at the beginning of the final accrual period.

The “adjusted issue price” of a CSC Note at the beginning of any accrual period generally is equal to its issue price increased by the accrued OID for each prior accrual period. The yield to maturity of a note is the rate that, when used in computing the present value of all payments to be made on the CSC Note, produces an amount equal to the issue price of the CSC Note.

As described above under “—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for CSC Notes,” we expect that the issue price of each series of CSC Notes should be based on their fair market value as of the Settlement Date. Because the CSC Notes will have substantially similar terms to the Old Notes, it is likely, but not certain, that the fair market value of the CSC Notes as of the Settlement Date will be similar to the trading price for the corresponding Old Notes on such date. We expect the CSC Notes of each series will have an issue price that is equal to or greater than their principal amount, or will be issued with less than de minimis OID, although we cannot assure you of such result.

The rules regarding OID are complex, and you should consult your own tax advisors regarding their application.

Bond Premium. If the issue price of a series of CSC Notes exceeds their stated principal amount, the CSC Notes of such series will be treated as issued with bond premium. Generally, you may elect to amortize bond premium as an offset to stated interest income in respect of the CSC Notes, using a constant yield method prescribed under applicable Treasury Regulations, over the remaining term of the CSC Notes. If you elect to amortize bond premium, you would reduce your basis in the CSC Notes by the amount of the premium used to offset stated interest. Because the CSC Notes may be redeemed prior to maturity at a premium (as described under “Description of the CSC Notes—Optional Redemption”), any amortizable bond premium deductions otherwise allowable may be eliminated, reduced or deferred. An election to amortize bond premium also will apply to all other taxable debt instruments held or subsequently acquired by you on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. You should consult your own tax advisors regarding the availability and effect of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of the CSC Notes. Upon the sale, exchange, redemption or other taxable disposition of the CSC Notes, you generally will recognize gain or loss equal to the difference, if any, between the amount realized (excluding accrued but unpaid stated interest, which, except with respect to pre-issuance accrued interest, generally will be taxable as interest to the extent not previously included in income) and your adjusted tax basis in the CSC Notes. Your amount realized generally will be the sum of cash plus the fair market value of any property received upon the sale, exchange, redemption or other taxable disposition of the CSC Notes. Your adjusted tax basis in the CSC Notes generally will be the issue price of the CSC Notes, increased by any OID previously included in income with respect to your CSC Notes, and decreased (but not below zero) by any bond premium that you have amortized with respect to the CSC Notes and any pre-issuance accrued interest that you received in respect of the CSC Notes.

Gain or loss that you recognize upon the sale, exchange, redemption or other taxable disposition of CSC Notes generally will be capital gain or loss and will be long-term capital gain or loss if your holding period for the CSC Notes is more than one year at that time. Your holding period for the CSC Notes will not include your holding period for the Old Notes exchanged therefor and will begin on the day after the Settlement Date. Long-term capital gain of a non-corporate U.S. Holder may be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Tax Consequences to Exchanging Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are a beneficial owner of the Old Notes or the CSC Notes that is neither a U.S. Holder nor a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

The Exchange Offers

General Tax Consequences of the Exchange of Old Notes for CSC Notes. Subject to the discussions below in respect of the Early Participation Premium, accrued interest and backup withholding, you generally will not be subject to U.S. federal income tax on any capital gain realized on the exchange of Old Notes for CSC Notes (determined in the manner described above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for CSC Notes”), unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if you are claiming benefits under an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base that you maintain); in which case, such gain will be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder (and a non-U.S. corporation may also be subject to an additional 30% branch profits tax, or lower applicable treaty rate); or

•

you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions are met; in which case the gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable treaty), which gain may be offset by U.S.-source capital losses; provided that you have timely filed U.S. federal income tax returns with respect to such losses.

As discussed above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—Tax Consequences of the Early Participation Premium,” however, the Early Participation Premium could be treated as a separate fee, in which case, if you are a Non-U.S. Holder, the receipt of the Early Participation Premium could be subject to U.S. federal withholding tax of 30%, unless (i) reduced or eliminated by an applicable treaty or (ii) such amount is exempt from withholding because it is “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain). As discussed above, we intend to treat the Early Participation Premium paid to Non-U.S. Holders as additional consideration for the Old Notes. If, however, the Early Participation Premium were a separate fee, then, in the absence of withholding, a Non-U.S. Holder generally would be subject to U.S. federal income tax with respect to the Early Participation Premium and generally would have a U.S. tax return filing obligation in connection therewith. Non-U.S. Holders should consult their own tax advisors regarding their tax obligations with respect to the Early Participation Premium.

Payment for Accrued but Unpaid Interest. Any amounts received by you upon the exchange of Old Notes for CSC Notes that are attributable to accrued and unpaid interest on Old Notes will be taxed in the same manner as described below under “Ownership of the CSC Notes—Payments of Interest.”

Ownership of the CSC Notes

Payments of Interest. Subject to the discussions below in respect of backup withholding and FATCA withholding (as defined below), interest (which, for purposes of this discussion of Non-U.S. Holders, includes any OID) paid on the CSC Notes will be exempt from U.S. federal income tax, including withholding tax, if such interest is not “effectively connected” with your conduct of a trade or business in the United States and you meet one of the following requirements:

•

you provide a validly completed IRS Form W-8BEN, W-8BEN-E or other applicable form to the bank, broker or other intermediary through which you hold your CSC Notes establishing that you are a Non-U.S. Holder; or

•

you hold your CSC Notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. person. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

If you do not satisfy one of the requirements described above, payments of interest made to you will generally be subject to a 30% U.S. federal withholding tax, unless you are entitled to an exemption from or reduction in withholding tax on interest under a tax treaty between the United States and your country of residence, and you properly claim this exemption or reduction on an IRS Form W-8BEN, W-8BEN-E or other applicable form.

If the interest on the CSC Notes is “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), you will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as if you were a U.S. Holder. Such interest will be exempt from U.S. federal withholding tax if you provide a validly completed IRS Form W-8ECI. If you are a corporate Non-U.S. Holder, “effectively connected” interest that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale, Exchange, Redemption or other Disposition of the CSC Notes. If you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other taxable disposition of CSC Notes acquired through the exchange offers, unless you fall into one of the exceptions discussed above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for CSC Notes.” To the extent that any portion of the amount received on a sale, exchange, redemption or other taxable disposition of your CSC Notes is attributable to accrued but unpaid interest on such CSC Notes, this amount generally will be taxed in the same manner as described above under “—Payments of Interest.”

Tax Consequences to Non-Exchanging Holders

The U.S. federal income tax treatment of holders who do not tender their Old Notes pursuant to the exchange offers will depend upon whether the adoption of the proposed amendments to the applicable Old Notes Indenture is a “significant” modification within the meaning of applicable Treasury Regulations. A modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define “customary accounting or financial covenants.” Although there is no authority directly on point and the matter is thus unclear, we intend to treat the adoption of the proposed amendments as not constituting a “significant” modification to the terms of the Old Notes with respect to non-exchanging holders. If the adoption of the proposed amendments does not constitute a “significant” modification of the Old Notes, non-exchanging holders should not recognize gain or loss as a result of the adoption of the proposed amendments. We cannot assure you, however, that the IRS will not successfully challenge the position that we intend to take.

If the IRS successfully asserts that the adoption of the proposed amendments resulted in a “significant” modification, then non-exchanging holders would be deemed to exchange their “old” Old Notes for “new” Old Notes. Non-exchanging U.S. Holders would generally recognize gain or loss on such deemed exchange in the manner described above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for CSC Notes” unless the deemed exchange qualified as a recapitalization for U.S. federal income tax purposes. Non-exchanging Non-U.S. Holders generally would not be subject to U.S. federal income tax on such deemed exchange except as described above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers.”

In light of the uncertainty of the applicable rules, non-exchanging holders should consult their own tax advisors regarding the risk that adoption of the proposed amendments constitutes a significant modification for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the proposed amendments are so treated and the U.S. federal income tax consequences of continuing to hold Old Notes after the adoption of the proposed amendments.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. Holder, we and other payors may be required to report to the IRS (1) payments of amounts received (including payments attributable to pre-issuance accrued interest) pursuant to the exchange offers, (2) payments of principal of and premium (if any) and interest (including the accrual of OID, if any) on your CSC Notes and (3) payments of proceeds from the sale of your CSC Notes before maturity. Additionally, unless you are an exempt recipient, backup withholding will apply to any such payments (including payments of OID) if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments, including payments attributable to pre-issuance accrued interest) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. Holder, you will not be subject to backup withholding and information reporting on (1) payments of amounts received pursuant to the exchange offers and (2) payments of principal of and premium (if any) and interest (including the accrual of OID, if any) on your CSC Notes made by us and other payors; provided that the certification requirements described above under “Tax Consequences to Exchanging Non-U.S. Holders—Ownership of the CSC Notes—Payments of Interest” are satisfied or you otherwise establish an exemption. However, we and other payors will be required to report payments of interest on your Old Notes or CSC Notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, (1) payments of amounts received pursuant to the exchange offers and (2) payments of the proceeds from the sale of CSC Notes effected at a U.S. office of a broker will not be subject to backup withholding and information reporting if (i) the payor or the broker does not have actual knowledge or reason to know that you are a U.S. person and (ii) you have furnished to the payor or the broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-U.S. person. Payments to a Non-U.S. Holder of the proceeds from the sale of CSC Notes effected at a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, payments of proceeds received on such sales could be subject to information reporting (and, in some cases, backup withholding) in the same manner as a sale within the United States if: (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to an address in the United States or (iii) the sale has certain other specified connections with the United States.

Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Withholding on Payments to “Foreign Financial Institutions” and Other Non-U.S. Entities

A 30% withholding tax may be imposed on certain payments to a holder or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on the holder’s behalf if such holder or such persons fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments include payments attributable to accrued and unpaid interest on the Old Notes and payments of interest (including OID) on the CSC Notes. Among other requirements, “foreign financial institutions” generally must provide information about their U.S. account holders and “non-financial foreign entities” must provide information about their substantial U.S. owners. Amounts that a holder receives could be affected by this withholding if such holder is subject to the information reporting requirements and fails to comply with them or if such holder holds its Old Notes or CSC Notes through another person (e.g., a non-U.S. bank or broker) that is subject to withholding because it fails to comply with these requirements (even if such holder would not otherwise have been subject to withholding). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA withholding may be subject to different rules. Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations regarding (i) the exchange of Old Notes for the CSC Notes pursuant to the exchange offers, (ii) the acquisition and holding of the CSC Notes acquired in the exchange offers and (iii) the holding of the Old Notes that are not tendered pursuant to the exchange offers, by (a) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (c) entities whose underlying assets constitute the assets of any of the foregoing described in clauses (a) and (b) pursuant to ERISA or otherwise (each of the foregoing described in clauses (a) and (b) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the CSC Notes or the Old Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the indicia of ownership, prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of notes by a Covered Plan with respect to which the Company, TDA Holding, the joint lead dealer managers, the joint lead solicitation agents, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the CSC Notes and/or the Old Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering exchanging Old Notes for the CSC Notes pursuant to the exchange offers, holding the CSC Notes acquired in the exchange offers, or holding of the Old Notes that are not tendered pursuant to the exchange offers, in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that any of these exemptions will be available with respect to the acquisition or holding of the notes.

As a general rule, governmental plans (as defined in section 3(32) of ERISA) (“Governmental Plans”), church plans (as defined in section 3(33) of ERISA) that have not made an election under section 410(d) of the Code (“Church Plans”) and non-U.S. plans are not subject to the requirements of ERISA or section 4975 of the Code, including the prohibited transaction requirements of section 406 of ERISA or section 4975(c) of the Code, but may be subject to Similar Laws that include similar requirements. A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the notes.

Representation

Accordingly, each holder of any CSC Note or Old Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such holder to acquire or hold any CSC Notes or Old Notes constitutes assets of any Plan or (ii) the acquisition and holding of CSC Notes (including pursuant to the exchange offers) and the holding of any CSC Notes and/or Old Notes by such holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws as in effect on the date of this prospectus. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring or holding the CSC Notes or Old Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the CSC Notes and Old Notes.

Holders of any CSC Notes or Old Notes have the exclusive responsibility for ensuring that their purchase and holding of such Notes complies with the fiduciary responsibility rules of ERISA, if applicable, and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. Neither we nor any of our affiliates make any representation as to whether an investment in the CSC Notes or Old Notes is appropriate for Plans in general or for any particular Plan or arrangement.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the CSC Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the Old Notes or the CSC Notes in any jurisdiction where action for that purpose is required. Accordingly, the CSC Notes offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or CSC Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, Canada, the European Economic Area, the United Kingdom, the People’s Republic of China, Japan, Hong Kong, Singapore, Republic of Korea, Switzerland and Taiwan) may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer managers and the exchange agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer managers or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by such dealer manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The CSC Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the CSC Notes—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of CSC Notes below the applicable minimum denomination.

Canada

The CSC Notes may be offered in Canada only to holders purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the CSC Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a holder with remedies for rescission or damages if this prospectus (including any amendment or supplement thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the holder within the time limit prescribed by the securities legislation of the holder’s province or territory. The holder should refer to any applicable provisions of the securities legislation of the holder’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the dealer managers are not required to comply with the disclosure requirements of NI 33-105 regarding dealer manager conflicts of interest in connection with this offering.

European Economic Area

The CSC Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the CSC Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the CSC Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The CSC Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (11) of Article 4(1) of MiFID II as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the CSC Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the CSC Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

People’s Republic of China

The dealer managers will be required to represent and agree that the CSC Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus (i) has not been filed with or approved by the PRC authorities and (ii) does not constitute an offer to sell, or the solicitation of an offer to buy, any CSC Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The CSC Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Hong Kong

This prospectus has not been delivered to the Hong Kong Companies Registry for registration and its contents have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about the content of this prospectus, you should obtain professional advice.

The CSC Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”). No advertisement, invitation or document relating to the CSC Notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the CSC Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made under the SFO.

Japan

The CSC Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEL”) and, accordingly, have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and governmental guidelines in Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription, exchange for or purchase, of the CSC Notes may not be circulated or distributed, nor may the CSC Notes be offered or sold, or be made the subject of an invitation for subscription, exchange for or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A(1)(c) of the Securities and Futures Act (Cap. 289) of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person who acquires the CSC Notes as principal pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the CSC Notes are acquired under Section 275 of the SFA:

(a)

by a corporation (which is not an accredited investor (as defined in Section 4A(1)(a) of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	for a trust (where the trustee is not an accredited investor) which sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

(c)

subject to Section 276(7) of the SFA, securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after the CSC Notes have been acquired by that corporation or for that trust pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or in relation to the corporation, to any person arising from an offer referred to in Section 275(1A) or in relation to that trust, under Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, CSC has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the CSC Notes are prescribed capital markets products (as defined in Section 309B(10) of the SFA) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Republic of Korea

The CSC Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”) and the CSC Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the CSC Notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the CSC Notes, any acquirer of the CSC Notes who was solicited to exchange for the CSC Notes in Korea is prohibited from transferring any of the CSC Notes to another person in any way other than as a whole to one transferee. Furthermore, the holder who exchanges for the CSC Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the exchange offers for the CSC Notes.

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the CSC Notes described herein. The CSC Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) except (i) to investors that qualify as professional clients within the meaning of the FinSA or (ii) in any other circumstances falling within article 36(1) FinSA. The CSC Notes will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the CSC Notes constitutes a prospectus as such term is understood pursuant to articles 35 et seq. FinSA and articles 43 et seq. of the Swiss Financial Services Ordinance, and neither this prospectus nor any other offering or marketing material relating to the CSC Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the issuer, or the CSC Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of CSC Notes will not be supervised by, a reviewing authority licensed by the Swiss Financial Market Supervisory Authority.

Taiwan

The CSC Notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the CSC Notes or the provision of information relating to this prospectus. The CSC Notes may be made available in connection with the exchange offers outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to exchange the CSC Notes shall be binding on us until received and accepted by us or any joint dealer manager outside of Taiwan (the “Place of Acceptance”), and the exchange contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS

The validity of the CSC Notes issued under this prospectus is being passed upon by Arnold & Porter Kaye Scholer LLP. Certain partners of Arnold & Porter Kaye Scholer LLP beneficially own an aggregate of less than one percent of the common stock of The Charles Schwab Corporation. Simpson Thacher & Bartlett LLP, New York, New York will pass upon certain legal matters for the joint lead dealer managers and the joint solicitation agents. Simpson Thacher & Bartlett LLP has represented and continues to represent us from time to time in other matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and includes an explanatory paragraph regarding the exclusion of TDA Holding and its consolidated subsidiaries from our audit of internal control over financial reporting. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TDA Holding for the year ended September 30, 2020 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference from our Current Report on Form 8-K filed on March 12, 2021. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

OFFERS TO EXCHANGE

CERTAIN OUTSTANDING NOTES OF TD AMERITRADE HOLDING CORPORATION

AND SOLICITATIONS OF CONSENTS TO AMEND

THE RELATED INDENTURES

PROSPECTUS

The exchange agent and information agent for the exchange offers and consent solicitations for the Old Notes is:

Global Bondholder Services Corporation

By Facsimile (Eligible Institutions Only):

(212) 430-3775

Attention: Corporate Actions

By Mail or Hand:

65 Broadway, Suite 404

New York, New York 10006

Attention: Corporate Actions

Banks and Brokers Call Collect: (212) 430-3774

All Others, Please Call Toll Free: (866) 470-3900

By E-mail:

contact@gbsc-usa.com

Any questions or requests for assistance may be directed to the joint lead dealer managers and the joint lead solicitation agents at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus and the letter of transmittal may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and consent solicitations.

The joint lead dealer managers for the exchange offers and the joint lead solicitation agents for the consent solicitations for the Old Notes are:

Credit Suisse 11 Madison Avenue New York, New York 10010 Toll Free: (888) 820-1653 Collect: (212) 538-2147 Attn: Liability Management Group	Citigroup 388 Greenwich Street, Trading 4th Floor New York, New York 10013 Toll Free: (800) 558-3745 Collect: (212) 723-6106 Attn: Liability Management Group

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Exculpation. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (iv) for any transaction from which the director derived an improper personal benefit or (v) any act or omission before the adoption of such a provision in the certificate of incorporation. The CSC charter limits the personal liability of a director to CSC and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

Indemnification. Section 145 of the DGCL contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters. Under Section 145 of the DGCL, a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding will be paid or reimbursed by CSC in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by CSC. The CSC charter provides for indemnification of directors and officers of CSC against liability they may incur in their capacities as such to the fullest extent permitted under the DGCL.

Insurance. Article 7 of the CSC bylaws provides that CSC may purchase and maintain insurance, at its expense, for the benefit of CSC and any director, officer, employee or agent of CSC or another entity against any expense, liability or loss, whether or not CSC would have the power to indemnify such person under the DGCL.

The foregoing statements are subject to the detailed provisions of the DGCL and to the applicable provisions of the CSC charter and the CSC bylaws.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1*	Fifth Restated Certificate of Incorporation, effective May 7, 2001, of The Charles Schwab Corporation, filed as Exhibit 3.11 to The Charles Schwab Corporation’s Form 10-K for the year ended December 31, 2016, and incorporated herein by reference.

3.1(i)*	Amendment to Fifth Restated Certificate of Incorporation of The Charles Schwab Corporation, effective October 6, 2020, filed as Exhibit 3.1 to The Charles Schwab Corporation’s Form 8-K filed October 6, 2020, and incorporated herein by reference.

3.2*	Fourth Restated Bylaws, as amended on January 27, 2010, of The Charles Schwab Corporation, filed as Exhibit 3.14 to The Charles Schwab Corporation’s Form 10-K for the year ended December 31, 2016, and incorporated herein by reference.

Exhibit No.	Description

3.2(i)*	Amendment to Fourth Restated Bylaws of The Charles Schwab Corporation, effective January 1, 2021, filed as Exhibit 3.2 to The Charles Schwab Corporation’s Form 8-K filed October 6, 2020, and incorporated herein by reference.

4.1*	Senior Indenture, dated as of June 5, 2009, between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A., filed as Exhibit 4.14 to The Charles Schwab Corporation’s Registration Statement on Form S-3 (registration number 333-222063), and incorporated herein by reference.

4.2*	Indenture, dated October 22, 2014, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to TDA Holding’s Form 8-K filed on October 23, 2014, and incorporated by reference.

4.3*	Supplemental Indenture, dated October 22, 2014, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee, filed as Exhibit 4.3 to TDA Holding’s Form 8-K filed on October 23, 2014, and incorporated by reference.

4.4*	Form of 3.625% Senior Note due 2025 (included in Exhibit 4.3)

4.5*	Third Supplemental Indenture, dated April 27, 2017, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to TDA Holding’s Form 8-K filed on April 28, 2017, and incorporated herein by reference.

4.6*	Form of 3.300% Senior Note due 2027 (included in Exhibit 4.5)

4.7*	Fourth Supplemental Indenture, dated November 1, 2018, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee filed as Exhibit 4.2 to TDA Holding’s Form 8-K filed on November 1, 2018, and incorporated herein by reference.

4.8*	Form of 3.750% Senior Notes due 2024 (included in Exhibit 4.7)

4.9*	Fifth Supplemental Indenture, dated August 16, 2019, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee, filed as Exhibit 4.2 to TDA Holding’s Form 8-K filed on August 16, 2019, and incorporated herein by reference.

4.10*	Form of 2.750% Senior Notes due 2029 (included in Exhibit 4.9)

4.11*	Sixth Supplemental Indenture, dated October 6, 2020, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to TDA Holding’s Form 8-K filed on October 6, 2020, and incorporated herein by reference.

4.12	Form of Nineteenth Supplemental Indenture, between The Charles Schwab Corporation and The Bank of New York Mellon Trust Company, N.A.

4.13	Form of Eighth Supplemental Indenture, between TD Ameritrade Holding Corporation and U.S. Bank National Association, as trustee

5.1	Opinion of Arnold & Porter Kaye Scholer LLP.

21.1*	List of Subsidiaries of The Charles Schwab Corporation, filed as Exhibit 21.1 to The Charles Schwab Corporation’s Form 10-K for the year ended December 31, 2020, and incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page).

Exhibit No.	Description

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Senior Indenture, dated as of June 5, 2009.

99.1	Form of Letter of Transmittal and Consent

99.2	Canadian Certification Form

*	Previously filed and available on the SEC’s EDGAR system.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)

The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on August 24, 2021.

THE CHARLES SCHWAB CORPORATION

By:	/s/ Peter Crawford
Peter Crawford Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below, on August 24, 2021. Each person whose signature appears below hereby appoints Walter W. Bettinger II, Peter Crawford and Peter J. Morgan III, and each of them singly, such person’s true and lawful attorneys with full power to each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and generally do all things in their names in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Name and Signature	Title

/s/ Walter W. Bettinger II Walter W. Bettinger II	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Peter Crawford Peter Crawford	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Charles R. Schwab Charles R. Schwab	Chairman of the Board

/s/ John K. Adams, Jr. John K. Adams, Jr.	Director

/s/ Marianne C. Brown Marianne C. Brown	Director

/s/ Joan T. Dea Joan T. Dea	Director

/s/ Christopher V. Dodds Christopher V. Dodds	Director

/s/ Stephen A. Ellis Stephen A. Ellis	Director

Name and Signature	Title

/s/ Mark A. Goldfarb Mark A. Goldfarb	Director

/s/ William S. Haraf William S. Haraf	Director

/s/ Frank C. Herringer Frank C. Herringer	Director

/s/ Brian M. Levitt Brian M. Levitt	Director

/s/ Gerri K. Martin-Flickinger Gerri K. Martin-Flickinger	Director

/s/ Bharat B. Masrani Bharat B. Masrani	Director

/s/ Todd M. Ricketts Todd M. Ricketts	Director

/s/ Charles A. Ruffel Charles A. Ruffel	Director

/s/ Arun Sarin Arun Sarin	Director

/s/ Paula A. Sneed Paula A. Sneed	Director